UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PLUM CREEK TIMBER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

2009 Annual Meeting

of Stockholders

and Proxy Statement

PLUM CREEK TIMBER COMPANY, INC.

Dear Stockholder:

It is a pleasure to invite you to Plum Creek’s Annual Meeting of Stockholders on Wednesday, May 6, 2009, beginning at 9:00 a.m. local time, at the Washington Athletic Club in Seattle, Washington. Driving instructions to the Washington Athletic Club can be found at the back of this document.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, I urge you to vote your proxy as soon as possible. You can vote over the internet, by telephone or by mailing back a proxy card. Voting in any of these ways will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. If you do attend the meeting in person, you will have the opportunity, if you desire, to change your vote at the meeting.

The agenda for the Annual Meeting includes:

–	The election of eight (8) directors to serve until the 2010 Annual Meeting

–	A proposal to amend Plum Creek’s Restated Certificate of Incorporation to eliminate the requirement of a plurality vote in director elections

–	A proposal to amend Plum Creek’s Restated Certificate of Incorporation to increase the share ownership limitation from 5% to 9.8% per holder

–	A proposal to ratify the appointment of Ernst & Young as Plum Creek’s independent auditors

–	A stockholder proposal (if properly presented at the meeting)

The Board of Directors recommends that you vote “FOR” each of the director nominees, “FOR” the amendment proposal to eliminate plurality voting in director elections, “FOR” the amendment proposal to increase the share ownership limitation, “FOR” ratifying the appointment of Ernst & Young as Plum Creek’s independent auditors and “AGAINST” the stockholder proposal. In addition to these specific matters, there will be a report on Plum Creek’s business following the business portion of the meeting, and you will have an opportunity to ask questions.

If you have any questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations Department at (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

I look forward to seeing you on May 6th in Seattle.

Sincerely yours,

Rick R. Holley President and Chief Executive Officer

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

PLUM CREEK TIMBER COMPANY, INC.

999 Third Avenue, Suite 4300

Seattle, Washington 98104-4096

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 6, 2009

NOTICE is hereby given of the Annual Meeting of Stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”).

MEETING DATE, TIME AND LOCATION	The Annual Meeting of Stockholders will take place on Wednesday, May 6, 2009, at 9:00 a.m. local time, in the Noble Room at the Washington Athletic Club located at 1325 Sixth Avenue, Seattle, Washington. Please refer to the map and the driving instructions located at the back of this document for the location of the Washington Athletic Club.

MEETING AGENDA	The purposes of the Annual Meeting of Stockholders are:

1.   To elect eight (8) persons to serve on the Company’s Board of Directors for one-year terms expiring at the Annual Meeting of Stockholders to be held in 2010 and until their successors are duly elected and qualified;

2. To consider and act upon a proposal to amend Plum Creek’s Restated Certificate of Incorporation to eliminate the requirement of a plurality vote in director elections;
3. To consider and act upon a proposal to amend Plum Creek’s Restated Certificate of Incorporation to increase the share ownership limitation from 5% to 9.8% per holder;
4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2009;

5.   To consider and act upon a stockholder proposal, if it is properly presented at the meeting, regarding an annual stockholder advisory vote on the compensation of the executive officers named in the summary compensation tables and narrative disclosure; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE	You are entitled to vote on the matters presented at the Annual Meeting of Stockholders if you were a stockholder of record at the close of business on March 10, 2009.

VOTING	Please submit your proxy as soon as possible so that your shares can be voted at the meeting. Properly executing and submitting the enclosed proxy card will appoint Rick R. Holley, David W. Lambert and James A. Kraft as your proxies. You may submit your proxy and vote your shares (1) by internet, (2) by telephone or (3) by mail. For instructions on how to vote, please refer to the enclosed proxy card.
If your shares are held in “street name” by a broker, bank or other registered holder of record, you are not the registered holder of record of the stock (and your name is not on the Company’s list of registered stockholders), but you are considered the beneficial owner of the stock, and these proxy materials are being forwarded to you by your broker, bank or other registered holder of record of the stock. If you hold your stock in street name and would like to vote in person at the meeting, you must bring with you a proxy, executed in your favor, from your broker, bank or other registered holder of record.

ELECTRONIC ACCESS OF PROXY MATERIALS	We are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the Company’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2008 (including the 10-K wrap) on our website at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The proxy statement and the Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the internet.

By Order of the Board of Directors,

James A. Kraft Senior Vice President, General Counsel and Secretary March 25, 2009

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

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PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2009

The Date of this Proxy Statement is March 25, 2009.

PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY THE BOARD OF DIRECTORS OF PLUM CREEK TIMBER COMPANY, INC., TO BE VOTED AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 6, 2009, AT 9:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR THE PURPOSES SET FORTH IN THE ATTACHED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 10, 2009, ARE ENTITLED TO VOTE AT THE ANNUAL MEETING. THE COMPANY ANTICIPATES THAT THE ATTACHED NOTICE, THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD WILL FIRST BE SENT TO STOCKHOLDERS ON OR ABOUT MARCH 25, 2009.

SOLICITATION AND REVOCABILITY OF PROXY

This Proxy Statement is furnished to stockholders of Plum Creek Timber Company, Inc., a Delaware corporation (“Plum Creek” or the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Company’s Annual Meeting of Stockholders on May 6, 2009, or any adjournment or postponement thereof (the “Annual Meeting”). Proxy cards that are properly executed and returned to the Company or voted by telephone or internet, and not later revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the enclosed proxy card. Proxies received without specific voting instructions, unless revoked before exercised, will be voted:

•	“For” each of the nominees for director listed in these materials and on the enclosed proxy card;

•	“For” the proposal to amend Plum Creek’s Restated Certificate of Incorporation to eliminate the requirement of a plurality vote in director elections;

•	“For” the proposal to amend Plum Creek’s Restated Certificate of Incorporation to increase the share ownership limitation from 5% to 9.8% per holder;

•	“For” ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for 2009; and

•

“Against” the stockholder proposal relating to submission of an annual stockholder advisory vote on the compensation of the executive officers named in the summary compensation tables and narrative disclosure.

Proxies will be voted on such other matters as may properly come before the meeting, or any adjournment or postponement thereof, in the discretion of the appointed proxy holders.

Any person giving a proxy may revoke it at any time prior to its exercise. A proxy may be revoked either by: (1) filing an instrument of revocation with the Company’s Corporate Secretary at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096; (2) voting by telephone at a later date, (3) voting by internet at a later date; or (4) signing and submitting another proxy card with a later date. A proxy may also be revoked by voting in person at the meeting. If your shares of Plum Creek common stock are held in street name (in the name of a broker, bank or other registered holder of record), you must obtain a proxy, executed in your favor, from the registered holder of record of the stock to be able to vote in person at the Annual Meeting.

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The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card, and any additional material that may be furnished to stockholders. In accordance with the regulations of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”), the Company will also reimburse brokerage firms, banks and other registered holders for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of Plum Creek common stock. In addition to solicitation by mail, directors, officers or other employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. Georgeson, Inc. will assist the Company in the solicitation of proxies for a fixed fee of $8,000 and reasonable out-of-pocket expenses, to be paid by the Company.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Each year in connection with the annual meeting of stockholders, the Company is required to send to each registered stockholder of record a proxy statement and annual report and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other registered holder of record. Because many stockholders hold shares of our common stock in multiple accounts or share an address with other stockholders, this process results in duplicate mailings of proxy statements and annual reports. Stockholders may avoid receiving duplicate mailings and save the Company the cost of producing and mailing duplicate documents as follows.

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact Investor Relations by mail at 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096; or by telephone at (800) 858-5347 if calling within the United States and Canada, or at (206) 467-3600 if calling outside the United States and Canada (call collect).

Beneficial Stockholders . If your shares are not registered in your own name, your broker, bank, trust or other registered holder of record that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Plum Creek stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household and would like to receive only one copy of each in the future, you should contact a representative of your broker, bank, trust or other holder of record.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address, then please notify the Company or your broker, bank, trust or other holder of record, and additional proxy statements or annual reports will be delivered to you. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may also contact Investor Relations using the contact information provided above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 6, 2009. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. These materials are also available at www.proxyvote.com, where stockholders may vote their shares over the internet (see Voting Options below). Directions to the location of the Annual Meeting are also available on Plum Creek’s web site at http://proxy.plumcreek.com and at the back of this Proxy Statement.

VOTING OPTIONS

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares via the internet, by phone or by signing, dating and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save the

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Company the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you want to do so, because your vote by proxy is revocable at your option. Voting by internet or telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the internet or telephone, you help the Company reduce postage and proxy tabulation costs. Or, if you prefer, you can vote by mail by returning the enclosed proxy card in the addressed, prepaid envelope provided.

Vote by Internet. You can vote your shares over the internet at www.proxyvote.com until 11:59 P.M. Eastern Time on May 5, 2009, the day before the meeting date. Have the enclosed proxy card in hand when you access the web site and follow the instructions to cast your vote on the five matters discussed in this Proxy Statement.

Vote by Telephone. You can vote your shares over the telephone by calling 1-800-690-6903 until 11:59 P.M. Eastern Time on May 5, 2009, the day before the meeting date. Have the enclosed proxy card in hand when you call and follow the instructions to cast your vote on the five matters discussed in this Proxy Statement.

Vote by Mail. You can vote your shares by mail by signing, dating and completing the enclosed proxy card and mailing it in the enclosed postage paid envelope or you can return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

Under the Delaware General Corporation Law (“Delaware Law”) and the Company’s Amended and Restated Bylaws, as amended (the “Company Bylaws”), the presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Each share of Plum Creek common stock entitles the holder to one vote on each of the five (5) proposals to be presented at the Annual Meeting. Abstentions and broker non-votes are counted toward determining a quorum.

Broker Non-Votes

A broker non-vote occurs when a registered holder of stock votes on behalf of the beneficial owner of that stock (e.g., a broker or bank holding stock on behalf of its client) on at least one proposal, but not on another, because the registered holder does not have discretionary voting authority with respect to that item of business and has not received instructions from the beneficial owner. We have been advised by the NYSE that the election of directors, the proposals to amend Plum Creek’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the ratification of the appointment of our independent auditors are considered “discretionary” items. This means that brokerage firms and other registered holders of stock may vote in their discretion on these matters on behalf of their clients who have not otherwise furnished voting instructions before the meeting. In contrast, the stockholder proposal is a “non-discretionary” item. This means that brokerage firms that have not received voting instructions from their clients on this proposal may not vote on the proposal.

Voting Standard for Director Elections

The Company’s Certificate of Incorporation currently provides that directors shall be elected by a plurality of the votes of the shares present, in person or by proxy, at an annual meeting and entitled to vote on the election of directors. As described in Proposal 2 below, the Board is proposing and recommending an amendment to the Certificate of Incorporation to eliminate such plurality voting requirement. The Board previously approved an amendment to the Company Bylaws to provide for majority voting in the election of directors by requiring that a nominee for director shall be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election in uncontested elections. The Company Bylaws also provide that in a contested election (a situation in which the number of director nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

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If Proposal 2 is approved by stockholders, directors will be elected under the majority voting standard. If Proposal 2 is not approved by stockholders, directors will be elected under the plurality voting standard. Under the majority voting standard, Company policy governs whether current directors who are not re-elected continue to serve until their successors are elected. Under Delaware Law, any director who is currently serving on the Board and who is not re-elected at the end of his or her term of office nonetheless continues to serve on the Board as a “holdover director” until his or her successor has been elected. To address this situation, the Board has adopted a Corporate Governance Policy on Majority Voting, which can be found in the Company’s Corporate Governance Guidelines. Under the policy, any director who does not receive the required number of votes for re-election under the majority voting standard, must tender his or her resignation to the Chairman of the Board. The Board will consider the tendered resignation and, within 90 days of the stockholder meeting at which the election occurred, decide whether to accept or reject the tendered resignation, and will publicly disclose its decision and the process involved in the consideration. Absent a compelling reason to reject the resignation, the Board shall accept the resignation. The director who tenders his or her resignation will not participate in the Board’s decision. Only persons who are currently serving as directors and seeking re-election can become a “holdover director” under Delaware Law. Therefore, the Corporate Governance Policy on Majority Voting would not apply to any person who was not then serving as a director at the time he or she sought, and failed to obtain, election to the Board. For 2009, all nominees for the election of directors are currently serving on the Board. The complete Corporate Governance Policy on Majority Voting is available on the Company’s website at www.plumcreek.com by clicking on “Investors,” then “Corporate Governance” and finally “Governance Guidelines.”

Vote Required for Each Item of Business

Proposal 1. For Proposal 1, if the majority voting standard applies in the election of directors, a nominee will be elected to the Board only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. If the plurality voting standard applies in the election of directors, the eight (8) nominees who receive the greatest number of votes cast will be elected to the Board and “against” or “abstain” votes will have the same effect as a vote to withhold authority. In either case, abstentions and broker non-votes, if any, will have no effect on the outcome of the election.

Proposal 2 and Proposal 3. For Proposal 2 (amending the Certificate of Incorporation to eliminate the plurality voting requirement in director elections), the affirmative vote of at least 66-2/3% of the outstanding shares entitled to vote is required for approval. For Proposal 3 (amending the Certificate of Incorporation to increase the share ownership limitation from 5% to 9.8% per holder), the affirmative vote of at least a majority of the outstanding shares entitled to vote is required for approval. Abstentions and broker non-votes, if any, will have the same effect as a vote against Proposal 2 and Proposal 3.

Proposal 4 and Proposal 5 . For Proposal 4 (ratifying the appointment of Ernst & Young) and Proposal 5 (stockholder proposal regarding advisory vote on executive compensation), the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Therefore, abstentions and broker non-votes, if any, will have the same effect as a vote against Proposal 4 and Proposal 5.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

Pursuant to Delaware Law and the Company Bylaws, the business, property and affairs of the Company are managed under the direction of the Board. The current members of the Board are Rick R. Holley, Ian B. Davidson, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan, Sr., John H. Scully, Stephen C. Tobias and Martin A. White. Members of the Board are kept informed of the Company’s business through discussions with Plum Creek’s officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held four regularly scheduled meetings and one special meeting during 2008.

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Director Independence

The Board’s governance principles require that at least two-thirds of the Board be comprised of independent directors and that each of the Board’s three committees are comprised solely of independent directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with NYSE listing standards for director independence. A copy of these standards can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link.

With the assistance of its legal counsel, the Corporate Governance and Nominating Committee reviewed written responses to annually submitted questionnaires completed by each member of the Board against the Board’s and the NYSE’s director independence standards, along with NYSE and SEC independence standards specifically applicable to Board members who serve on the Audit Committee. On the basis of this review, the Corporate Governance and Nominating Committee advised the full Board of its conclusions regarding director independence. After considering the Committee’s recommendation, the Board affirmatively determined that each of Ms. Josephs and Messrs. Davidson, McDonald, McLeod, Morgan, Scully, Tobias and White is independent under the Board’s and the NYSE’s independence standards. In addition, the Board determined that each member of the Audit Committee is independent under the NYSE’s and SEC’s independence standards for directors who serve on audit committees.

Board Committees

The Board has a standing Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee.

Compensation Committee. During 2008, the Compensation Committee met five times. The Compensation Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for developing and modifying over time the Company’s compensation policies and plans, including the compensation policies and plans for the Company’s executive officers and directors. It is also responsible for making recommendations to the Board concerning amendments to the Company’s compensation plans and, in certain instances, making amendments to such plans. The Committee also oversees the annual performance evaluation of the Company’s President and Chief Executive Officer and is responsible for producing a report on executive compensation for inclusion in the Company’s proxy materials. The current members of the Compensation Committee are Ms. Josephs and Messrs. McLeod, Tobias and White (Chairman).

The Compensation Committee reviews executive compensation each year. To assist it in doing its job, the Compensation Committee has retained the firm of Towers Perrin, a nationally recognized compensation consulting firm. Towers Perrin is engaged by and reports directly to the Compensation Committee and interacts with management as necessary to fulfill its responsibilities. Representatives of Towers Perrin participate in most regularly scheduled meetings of the Compensation Committee.

For 2008, the Compensation Committee instructed Towers Perrin to obtain and present relevant competitive data to assist the Committee in determining total direct compensation and perquisites. The Compensation Committee also instructed Towers Perrin to keep the Compensation Committee apprised of current and developing trends in executive compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met two times during 2008. The Committee acts pursuant to a written charter adopted in January 2003, which can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. The Committee is responsible for overseeing and coordinating the Company’s corporate governance practices. The Committee advises the Board with respect to matters of Board composition and procedures and is responsible for

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developing and recommending to the Board the Company’s corporate governance principles. The Committee also oversees the annual performance evaluation of the Board and its committees. The current members of the Corporate Governance and Nominating Committee are Messrs. Davidson, McDonald, Scully (Chairman) and Tobias.

Audit Committee. The Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2008, the Audit Committee met nine times. The Audit Committee acts pursuant to a written charter, which was originally adopted by the Board during 2000, and was last revised in May of 2008. The Audit Committee charter can be found on the Company’s website at www.plumcreek.com by clicking on the “Investors” link and then the “Corporate Governance” link. Among other things, this Committee has the responsibility to appoint, terminate, replace, compensate and oversee the Company’s independent auditors, to review and approve the scope of the annual audit; to interview the independent auditors for review and analysis of the Company’s financial systems and controls; and to review the independence of, and pre-approve any audit or non-audit services provided by, the independent auditors.

Current members of the Audit Committee are Mr. Davidson, Ms. Josephs and Messrs. McDonald, (Chairman) and Morgan. The Board of Directors has determined that each of the current members of the Audit Committee is independent in accordance with both NYSE listing standards applicable to audit committee members and Rule 10A-3(b)(1) under the Exchange Act. In addition, the Board has designated each of Mr. Davidson and Ms. Josephs as an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Report of the Audit Committee

In connection with the Audit Committee’s review of the Company’s financial statements for the year ended December 31, 2008:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management of the Company;

2.	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence; and

4.	Based on the review and discussions of the above three items, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Ian B. Davidson, Robin Josephs, John G. McDonald (Chairman) and John F. Morgan, Sr.

Selection of Nominees to the Board of Directors

Stockholder Nominations. The Corporate Governance and Nominating Committee will consider director nominee recommendations from stockholders. Stockholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096. If a stockholder intends to make a

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nomination at any annual stockholder meeting, the Company Bylaws require that the stockholder deliver written notice to the Company not more than 90 days or less than 60 days prior to the anniversary date of the Company’s previous year’s annual meeting of stockholders. The notice must comply with the Company Bylaws and set forth, among other things: (1) the name and address of the stockholder who intends to make the nomination; (2) the name, age, address and principal occupation of the proposed director nominee or nominees; (3) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) the consent of each proposed director nominee to serve as a director of the Company if so elected; and (5) the number of shares of common stock of the Company owned by the notifying stockholder and by the proposed director nominee or nominees. These Company Bylaw provisions afford the Board the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications.

Director Qualifications. The Corporate Governance and Nominating Committee believes that the minimum qualification for serving as a director of the Company is that a director nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company. A director nominee must also have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Committee also seeks to have the Board represent a diversity of backgrounds and experience.

Selection Process for Director Nominees. The Corporate Governance and Nominating Committee identifies potential director nominees by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above. From time to time, the Committee engages firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified as a potential candidate by the Corporate Governance and Nominating Committee, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of the Committee contacts the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews his or her accomplishments and qualifications in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Executive Sessions of the Board of Directors

In accordance with the Company’s Corporate Governance Guidelines, the Board’s independent directors meet in executive session at least four (4) times each year. The Chairman of the Board, who must be an independent director under the Corporate Governance Guidelines, presides at, and sets the agenda for, each executive session of the independent directors. If the Board has not selected a Chairman, then the Corporate Governance Guidelines require that the chair of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee each preside over the meetings of the independent directors in rotating order as decided by the other independent directors. Mr. Davidson served as Chairman of the Board during 2008 and presided over all executive sessions of the independent members of the Board.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 7

Communicating with the Board

Anyone who wishes to notify or communicate with the entire Board of Directors, any individual director or the independent directors as a group, may do so. Communications should be delivered to the following address, marked “confidential”, care of Corporate Secretary, Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096. The Corporate Secretary reviews all such correspondence and will forward to the Chairman of the Board of Directors, or other individual director or group of directors, as the case may be, a copy of such correspondence that, in the opinion of the Corporate Secretary, relates to the functions of the Board or its committees, or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These stockholder communication procedures were approved by the Board of Directors.

Board Member Attendance at Board and Committee Meetings During 2008

The table below summarizes Board member attendance at both regularly scheduled and special meetings of the Board of Directors and each committee on which he or she serves. In 2008, there were five (5) meetings of the Board of Directors, nine (9) meetings of the Audit Committee, two (2) meetings of the Corporate Governance and Nominating Committee and five (5) meetings of the Compensation Committee. As the Company’s President and Chief Executive Officer, Mr. Holley periodically attended meetings of the Board’s committees at their invitation. Mr. Holley’s attendance at those meetings is not reported in the table below because Mr. Holley is not a member of any Board committee.

Name	Board Meetings Attended by Director	Audit Committee Meetings Attended by Director	Corporate Governance and Nominating Committee Meetings Attended by Director	Compensation Committee Meetings Attended by Director
Ian B. Davidson	5	9	2	n/a
Rick R. Holley	5	n/a	n/a	n/a
Robin Josephs	5	8	n/a	5
John G. McDonald	5	9	2	n/a
Robert B. McLeod	5	n/a	n/a	5
John F. Morgan, Sr.	5	9	n/a	n/a
John H. Scully	5	n/a	2	n/a
Stephen C. Tobias	5	n/a	1	5
Martin A. White	5	n/a	n/a	5

Board Member Attendance at Annual Meetings

While members of the Board are always welcome to attend each annual meeting of stockholders, the Board has no formal policy requiring their attendance. Two of the Company’s directors, Messrs. Holley and Davidson, attended the 2008 annual meeting of stockholders held on May 7, 2008.

Code of Ethics and Other Corporate Governance Information

The Company maintains a code of ethics, entitled the Plum Creek Code of Conduct , which applies to each director and to the principal executive officer, the principal financial officer and the principal accounting officer as well as to all other employees of the Company. The Plum Creek Code of Conduct, along with the governing charters of each of the Board’s committees and the Company’s Corporate Governance Guidelines, can be found in the “Corporate

8 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

Governance” section of the Company’s website accessible to the public at www.plumcreek.com. To find this section of the website, click on the “Investors” link and then the “Corporate Governance” link. The Company will post any amendments to, or waivers from, its Code of Conduct (to the extent applicable to any director or any of the Company’s executive officers, including the principal executive officer, principal financial officer or principal accounting officer) at this location on its website. In addition to these documents, the Company’s proxy statements and annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and reports concerning transactions in the Company’s stock by directors and certain officers of the Company, and any amendments to those reports, can also be found on the Company’s website by first clicking the “Investors” link, then the “Financial Publications” link and finally the “SEC Filings” link. Copies of any of these documents may be obtained from our website or free of charge by contacting the Company’s Investor Relations Department at 999 Third Avenue, Suite 4300, Seattle, Washington 98104-4096, or by calling (800) 858-5347 (within the United States and Canada) or (206) 467-3600 (outside the United States and Canada, call collect).

On May 13, 2008, Rick R. Holley, as President and Chief Executive Officer of the Company, submitted an unqualified certification to the NYSE stating that, as of that date, he was not aware of any violation by the Company of the NYSE Corporate Governance Listing Standards. Additionally, the Company has filed with the SEC the Chief Executive Officer and Chief Financial Officer certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended.

Director Compensation

The Compensation Committee periodically reviews director compensation and engages Towers Perrin to advise it on market data, trends and recommendations for this review. Based upon this review and advice, the Compensation Committee then makes recommendations to the full Board regarding the compensation for the outside directors.

2008 Director Compensation

Our non-employee directors receive the following compensation for their service on the Board:

•	$40,000 annual cash retainer
•	$2,000 meeting fee for each meeting of the Board (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Chairman of the Board)
•	2,000 shares of the Company’s common stock that carry a six-month restriction on transfer

The Chairman of the Board receives an additional annual retainer of $30,000, and members of Board committees may receive the following amounts, depending upon their involvement with each committee of the Board:

•

Audit Committee—$10,000 annual cash retainer for the Chairperson of the Committee; $5,000 annual cash retainer for other Committee members. All members of the Committee receive a $2,000 fee for each meeting of the Committee (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chairperson).

•

Compensation, Corporate Governance and Nominating Committees—$5,000 annual cash retainer for the Chairperson of each committee. Members of each committee receive a $1,500 fee for each committee meeting (one-half of this amount is paid for participation in any telephonic meeting unless otherwise determined by the Committee Chairperson).

Directors have the choice to elect to take all or a portion of their Board fees in common stock of the Company and may defer all or part of their fee compensation. Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 9

The table below summarizes compensation received by non-employee directors of the Board during 2008.

Name	Fees Earned or Paid in Cash ($)(A)	Stock Awards ($)(B)	Option Awards ($)(C)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ian B. Davidson	$99,500	$85,960	–	–	–	–	$185,460
Robin Josephs	$73,750	$85,960	–	–	–	–	$159,710
John G. McDonald	$74,500	$85,960	–	–	–	–	$160,460
Robert B. McLeod	$55,750	$85,960	–	–	–	–	$141,710
John F. Morgan, Sr.	$68,000	$85,960	–	–	–	–	$153,960
John H. Scully	$54,500	$85,960	–	–	–	–	$140,460
Stephen C. Tobias	$56,500	$85,960	–	–	–	–	$142,460
Martin A. White	$60,750	$85,960	–	–	–	–	$146,710

(A)	Fees earned or paid in cash—includes cash retainers and meeting fees earned in 2008. Under the terms of the Plum Creek Director Stock Ownership Plan, directors may also elect to receive shares of the Company’s common stock in lieu of cash fees based on the closing price of the stock on the date such cash fees are payable to the director. Mr. White elected to receive 100% of his cash fees in common stock under the plan, and Mr. Tobias elected to receive 50% of his cash fees in stock under the plan. For cash fees earned in 2008, Mr. White was paid 1,513 shares of common stock, and Mr. Tobias was paid 704 shares of common stock, which he deferred under the terms of the Plum Creek Deferral Plan.

(B)	Stock awards—represents the 2008 FAS 123(R) expense recognized for grants of restricted stock awards made to non-employee directors of the Board. The grant date fair value for the 2008 award of restricted stock was $42.98 per share. For more information regarding the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation Plans.

(C)	From 2002 through 2004, directors were granted stock options under the Stock Incentive Plan on an annual basis. Each stock option carries an exercise price equal to the fair market value of the Company’s common stock on the date of grant, expires 10 years from the date of grant, and is fully vested and exercisable. Ms. Josephs currently holds 9,000 stock options. Each of Messrs. Davidson, McDonald, Scully and Tobias currently hold 12,000 stock options.

PROPOSAL 1

Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

The Board is authorized under the Company Bylaws to set, by resolution, the number of directors who comprise the Board. The directors whose terms expire in 2009 and have been nominated for election to one-year terms of office expiring at the 2010 Annual Meeting of Stockholders, or until their successors are elected and qualified, are Rick R. Holley, Robin Josephs, John G. McDonald, Robert B. McLeod, John F. Morgan, Sr., John H. Scully, Stephen C. Tobias and Martin A. White. Mr. Davidson, whose term of office expires at the Annual Meeting, has informed the Company that he is retiring from the Board and, therefore, is not standing for re-election. For this reason, he has not been nominated for re-election. In connection with Mr. Davidson’s retirement, the Board has passed a resolution reducing the authorized number of directors from nine to eight, effective immediately upon the election of directors at the Annual Meeting.

10 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Ms. Josephs and Messrs. Holley, McDonald, McLeod, Morgan, Scully, Tobias and White. Discretionary authority is reserved to cast votes for the election of a substitute should any of the nominees be unable or unwilling to serve as a director.

Each of the nominees has agreed to serve as a director if elected, and the Company believes that each of them will be available to serve. The names and ages of the nominees and their principal occupations or employment during the past five years are set forth below.

Nominees for Election to One-Year Terms Expiring at the 2010 Annual Stockholder Meeting:

Name	Age	Background
Rick R. Holley	57	Mr. Holley was elected to the Board of Directors of the Company and appointed as its President and Chief Executive Officer on July 1, 1999, the date of our conversion from a master limited partnership to a real estate investment trust, or REIT. From 1994 through the date of our REIT conversion, Mr. Holley served as a director and president and chief executive officer of the general partner of the former master limited partnership.

Robin Josephs	49	Ms. Josephs was appointed to the Board of Directors of the Company in July 2003. From 2005 to 2007, Ms. Josephs was a managing director of Starwood Capital Group, a private equity firm specializing in real estate investments. Ms. Josephs was previously employed as a senior executive with Goldman Sachs from 1986 to 1996, where she served in various capacities. Prior to working at Goldman Sachs, Ms. Josephs served as an analyst for Booz Allen & Hamilton, Inc., in New York from 1982 to 1984. Ms. Josephs also serves on the board of directors of iStar Financial, Inc.

John G. McDonald	71	Professor McDonald was elected to the Board of Directors of the Company on July 1, 1999. Professor McDonald is a Professor of Finance at the Graduate School of Business at Stanford University, where he has been a faculty member since 1968 and where he holds the Stanford Investors Chair. Professor McDonald also serves as a director of Varian, Inc.; Scholastic Corp.; iStar Financial, Inc.; and eight mutual funds managed by Capital Research and Management Company.

Robert B. McLeod	67	Mr. McLeod was appointed to the Board of Directors of the Company in June 2004. Since 1999, Mr. McLeod has served as the chairman of the board of directors and chief executive officer of Newland Communities, a national developer of master planned communities.

John F. Morgan, Sr.	62	Mr. Morgan was appointed to the Board of Directors of the Company in October 2006. Since 2001, Mr. Morgan has owned and managed Morgan Timber, LLC, a private timberland and real estate management and development company. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) from 1969 to 1972 and Citizens & Southern Corporation (Bank of America) from 1973 to 1978, and later helped found INVESCO Capital Management, a global money management firm, where he served from 1979 to 2000.

John H. Scully	64	Mr. Scully served as a director of the general partner of the former master limited partnership from November 1992 through July 1999 and was elected to the Board of Directors of the Company on July 1, 1999. He is a founder, and is the managing director, of SPO Partners & Co., a private investment firm, where he has served since 1969. Mr. Scully also serves as chairman of the board of directors for Advent Software, Inc.

Stephen C. Tobias	64	Mr. Tobias was appointed to the Board of Directors of the Company in October 2001. Mr. Tobias has served as the vice chairman and chief operating officer of Norfolk Southern Corporation, a rail transportation company, since 1998, and as the vice president of Norfolk Southern Railway Company, a subsidiary of Norfolk Southern Corporation, since 2000. He previously served as executive vice president-operations of Norfolk Southern Corporation and vice president and chief operating officer of Norfolk Southern Railway Company. Mr. Tobias also serves as a director of Norfolk Southern Railway Company.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 11

Name	Age	Background
Martin A. White	67	Mr. White was appointed to the Board of Directors of the Company in July 2006. From 1998 to 2006, Mr. White served as chairman and chief executive officer of MDU Resources Group, Inc., a diversified natural resource company that provides energy, natural resource products and related services to both U.S. and international markets. Mr. White has also served as a Senior Advisor to the Tharaldson School of Business and Technology at the University of Mary since 2007. He is currently the chairman of the board of trustees at the University of Mary, and a director of First Interstate BancSystem, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES ON THE ENCLOSED PROXY CARD. UNLESS INDICATED OTHERWISE, THE SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of March 10, 2009 for each director, each Named Executive Officer, and the directors and executive officers as a group. Amounts shown do not include restricted stock units held by executive officers. There is no person or entity known to the Company to beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, the address of each person is c/o Plum Creek Timber Company, Inc., 999 Third Avenue, Suite 4300, Seattle, Washington, 98104-4096.

Name of Individual	Number of Shares Beneficially Owned	Percent of Class
Directors
Ian B. Davidson	59,038(A)	*
Rick R. Holley	612,570(B)	*
Robin Josephs	25,200(C)	*
John G. McDonald	34,000(D)	*
Robert B. McLeod	13,000	*
John F. Morgan, Sr.	6,220	*
John H. Scully	72,000(E)	*
Stephen C. Tobias	22,000(F)	*
Martin A. White	10,546	*

Named Executive Officers
Thomas M. Lindquist	130,389(G)	*
David W. Lambert	72,449(H)	*
James A. Kilberg	52,193(I)	*
Larry D. Neilson	60,824(J)	*

Directors & Executive Officers as a Group (24 persons, including those named above)	1,733,733	1.06%

*	Represents less than 1.0% of the outstanding shares of common stock, based on 162,804,208 shares of common stock outstanding as of March 10, 2009.

(A)	Includes 300 shares of common stock owned by Mr. Davidson’s wife. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(B)	Includes 28,042 shares of common stock held by a Company benefits trust over which Mr. Holley, on behalf of the Company, has voting power. Mr. Holley disclaims beneficial ownership of these shares. Also includes 447,500 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

12 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

(C)	Includes 200 shares of common stock held in trust for the benefit of Ms. Josephs’ children and 3,000 shares of common stock held in a trust over which Ms. Josephs has voting and dispositive power. Also includes 9,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(D)	Includes 20,000 shares held in a family trust over which Mr. McDonald has voting and dispositive power, and 2,000 shares held in an individual retirement account. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(E)	Includes 45,000 shares of common stock held in a trust over which Mr. Scully has voting and dispositive power. Also includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(F)	Includes 12,000 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009. Amount shown does not include 5,584 shares of common stock deferred under the Plum Creek Deferral Plan and held by a Company benefits trust. Mr. Tobias does not have voting or dispositive power over these shares under the terms of the plan, but he does maintain an economic and pecuniary interest in the shares.

(G)	Includes 93,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(H)	Includes 60,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(I)	Includes 41,750 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

(J)	Includes 48,250 shares of common stock issuable under stock options exercisable within sixty days of March 10, 2009.

EXECUTIVE COMPENSATION

This section contains information relating to compensation of the Company’s named executive officers. The named executive officers are determined in accordance with SEC disclosure rules and include the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of 2008 (collectively, the “Named Executive Officers” or “NEOs”).

Overview

The following provides a brief overview of the more detailed disclosures as covered in the “Compensation Discussion & Analysis” as outlined below:

•	The objectives of our compensation program are to attract, retain, and motivate talented and experienced executives;

•	We provide our NEOs with a balanced compensation program including base salary, short and long-term incentives, health and welfare, retirement benefits and a limited number of perquisites;

•	Short-term incentives support our “pay-for-performance” philosophy;

•

Long-term incentives also support our “pay-for-performance” philosophy and are designed to focus our executives on long-range strategic goals to maximize shareholder value, as well as serving as a retention award;

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 13

•	We target total compensation at the 50th percentile of the market and at the 75th percentile for superior performance

•	We use equity-based awards to align the interests of our executives with those of our stockholders; and

•	Our executives do not have employment or change-in-control agreements (except as provided in the long-term incentive plans).

Compensation Discussion and Analysis

With respect to the compensation of the Company’s NEOs, this section summarizes:

•	Our executive compensation program objectives;

•	Our executive compensation programs; and

•	Recent decisions regarding 2008 compensation.

Objectives of our Executive Compensation Program

Our executive compensation programs are organized around the following objectives:

•	Attracting talented and experienced executives;

•	Retaining the executive management required to lead the Company; and

•	Motivating executive management to deliver superior Company performance.

These objectives reflect our belief that programs which support the attraction and retention of a highly qualified executive management team—coupled with appropriate incentive programs—serve the long-term interests of our stockholders.

With these objectives in mind, the following principles help guide our decisions regarding executive compensation:

•

NEO compensation opportunities should be competitive with market practices. In order to attract and retain executives with the experience and skills necessary to lead the Company and deliver strong performance to our stockholders, we are committed to providing total annual compensation opportunities that are competitive. We target our base salaries to the middle (50th percentile) of the market. We review market data provided by Towers Perrin, our independent consultant. While the 50th percentile is provided as a single data point, we consider the market at these levels to be represented by a range of pay that is plus or minus 10 percent of the market rate. We also target our total cash compensation (i.e., base salary plus target annual incentives) and total direct compensation (i.e., total cash compensation plus the expected value of long-term incentives) to the middle (50th percentile) of the market for achieving our business plan. Similar to information on market base salaries, Towers Perrin provides us with market data for total cash and total direct compensation. Total cash and total direct compensation earned by the executives may vary from the 50th percentile based on actual performance relative to our plan. For superior Company performance, we target the 75th percentile for total cash and total direct compensation. Our 2008 decisions resulted in compensation that was within 10 percent of the middle of the appropriate market, for both total cash compensation and the expected value of long-term incentive compensation. The actual value of the long-term incentive compensation of each NEO as compared to market is dependent upon the Company’s future performance.

In 2008, we considered compensation levels and practices among a peer group of forest products companies and general industry (i.e., S&P 500 Peer Group). Both of these peer groups are also used in determining our performance under our long-term incentive plans. However, when benchmarking executive compensation, we use a subset of the peer companies that are similar in size to Plum Creek from a revenue and market-capitalization perspective. Additionally, the National Association of Real Estate Investment Trusts (“NAREIT”)

14 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

salary survey was used to benchmark compensation for our Senior Vice President, Real Estate, a position held by James Kilberg.

The tables below summarizes the peer companies we use to evaluate Company performance under our long-term incentive plans and the subset we use to benchmark executive compensation:

Peer Groups for Measuring Performance Under Our Long-Term Incentive Plans

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	A total of 96 companies that	A total of 500 companies that
Deltic Timber	comprise the Morgan Stanley	comprise the S&P 500 Index
International Paper	REIT Index
Louisiana-Pacific
MeadWestvaco
Potlatch
Rayonier
St. Joe
TimberWest
Universal Forest Products
Weyerhaeuser

Subset of the above Companies for Benchmarking Compensation

Forest Products Peer Group	Real Estate Companies Peer Group	S&P 500 Peer Group

AbitibiBowater	NAREIT Salary Survey	A total of 152 companies with
Louisiana-Pacific		revenues between $1 to $5 billion
MeadWestvaco		included in the S&P 500 Index
Potlatch		(see Appendix A of this Proxy Statement
Rayonier		for a listing of the 152 companies we
St. Joe		use to benchmark compensation)
Universal Forest Products

•

Other compensation considerations. When making compensation decisions, we consider each NEO’s experience; transferability of skills; the relevance of the NEO’s experience to other potential employers, and the NEO’s readiness to assume a more significant role either within the Company or with another organization.

Along with these considerations, the Compensation Committee reviewed compensation data provided by Towers Perrin from the peer groups previously described. For the CEO, Chief Operating Officer, CFO, and Senior Vice President of Business Development, the Committee considers the entire peer group, but places increased emphasis on the general industry data (i.e., S&P 500 Peer Group), recognizing that we compete for talent with the companies in this peer group. For our Senior Vice President, Real Estate, the Committee also considered data from the NAREIT Salary Survey since this position would also be marketable to the companies that comprise NAREIT’s membership.

In addition to base salary and incentives, we also offer competitive benefit programs including health and welfare benefits, a 401(k) savings program and a defined benefit pension plan. We offer our NEOs a small

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 15

number of perquisites. These programs are described in more detail below under Our Executive Compensation Programs.

•

A substantial portion of NEO compensation should be performance-based. Our executive compensation program emphasizes pay-for-performance. This means that shareholder returns along with corporate performance, both short- and long-term, determine the largest portion of executive pay. For our NEOs, over 70% of total direct compensation is performance-based.

The compensation package for our NEOs and other members of management includes a number of components that are designed to align individual compensation with the short-term and long-term performance of the Company:

–

Annual incentive awards are earned based on achievement of a financial target: funds from operations (“FFO”) generally defined as net income plus non-cash charges equal to depletion, depreciation and amortization, and the cost basis for lands sold.

–

There are three components of our long-term incentive program: stock options, restricted stock units and value management awards. Compensation from all three components is tied to either growth in our stock price or total return to stockholders. Long-term incentive plan awards to the NEOs are determined by the Compensation Committee. These components are further described below in Our Executive Compensation Programs.

•

Our NEOs’ interests should be aligned with those of our stockholders. Approximately half the value of our long-term incentive compensation is delivered in the form of equity—stock options and restricted stock units that are settled in shares of stock, the value of which is dependent upon the performance of our stock price. The remaining portion of our long-term incentives—our value management awards—provide cash and/or stock awards based on our total shareholder return performance relative to return performance earned by the forest products, REIT and S&P 500 industry groups described earlier.

In addition, we have share ownership guidelines for our NEOs. These guidelines ensure that our executives hold a meaningful amount of Company stock so that the impact of changes in our stock performance affects our executives as it affects our stockholders. Our executives must hold a multiple of their base pay in stock as shown below. All our NEOs have met or exceeded the guidelines.

Named Executive Officers	Stock Ownership Target as a Multiple of Salary
Rick R. Holley	Five (5) x Base Salary

Thomas M. Lindquist	Three (3) x Base Salary

David W. Lambert	Two (2) x Base Salary

James A. Kilberg	Two (2) x Base Salary

Larry D. Neilson	Two (2) x Base Salary

•

NEO compensation should be perceived as fair and equitable. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally. We conduct analyses of market pay levels and consider each NEO’s experience and impact on the organization. Ultimately, the Compensation Committee exercises its judgment in determining the relative value and equity amongst the NEOs.

16 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our 2008 executive compensation program are summarized in the table below, followed by a more detailed discussion of those programs.

Element	Characteristics	Purpose

Base salary	Fixed element of compensation. All employees are eligible for periodic increases in base salary.	Intended to support market-competitiveness of pay package and is commensurate with each position’s role and responsibilities.

Annual incentive plan awards	Performance-based cash incentive. Compensation Committee retains discretion to adjust actual award. Amount earned depends on Company performance.	Amount earned for achievement of target levels of performance intended to support market-competitiveness of pay package. Potential for lesser or greater amounts intended to motivate participants to achieve superior financial performance for the Company.

Long-term incentive plan awards:	Performance-based incentive. Compensation Committee retains discretion to adjust size of grants. Amounts earned/realized depend upon changes in stock price and total stockholder return relative to peer groups.	Size of grant intended to reward individuals’ prior contributions to the performance of the Company, and future expectations, and to recognize the value of the individual to the organization.

• Stock option awards		• Service-based vesting conditions intended to retain executives. Amount realized from exercise of stock options rewards absolute stock price appreciation.

• Restricted stock unit awards		• Service-based vesting conditions intended to retain executives. Amount realized upon vesting dependent upon stock price performance.

• Value management awards		• Performance-based vesting conditions intended to reward superior total stockholder return relative to each of the peer groups.

Retirement income benefits	Retirement income is a function of base salary, earned annual incentive awards and years of service with the Company.	Intended to support market-competitiveness of pay package. Benefit is affected by years of service and cash compensation (base salary plus annual bonus). Encourages retention and superior performance.

Executive benefits & perquisites	Executives have been eligible for perquisites, including an allowance for a leased vehicle, an annual physical, tax and financial planning advice, and certain executives are eligible for a club membership. The Compensation Committee has decided to discontinue the leased vehicle and club membership perquisites. For more information, see Other Pay Decisions on page 24 of this Proxy Statement.	These benefits are provided as part of a competitive benefit and compensation package. These perquisites are generally provided by the companies from which we recruit and are, therefore, provided to attract and retain members of management.

Change in Control	Under the terms of the long-term incentive plan, if a plan participant were terminated by the Company within one year following a change-in-control of the Company for any reason other than cause, all benefits under the long-term incentive plan would become vested.	The change-in-control provision in the long-term incentive plan is provided to promote stability and continuity of the management team and is consistent with market practice.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 17

Total Direct Compensation

Based on the principle that NEO compensation opportunities should be competitive with market practices, the specific mix of compensation among base salary, annual incentives and long-term incentives is a function of market pay practices.

•

Base Salary. We provide base salaries for each NEO commensurate with the services each provides to the Company because we believe a portion of total direct compensation should be provided in a form that is fixed and liquid. Based on prevailing market practices, base salary represents approximately 20% of total direct compensation (base salary plus annual incentive plus the value of long-term incentives at grant). In establishing base salary levels of the NEOs and other members of the management team, as previously described, we consider market median pay levels among individuals in comparable positions within the forest products and general industries, and in the case of our Senior Vice President of Real Estate, the real estate industry. We also consider individual experience, contributions and responsibilities. We believe calibrating base salary at these levels is necessary to attract and retain the executive management required to lead the Company.

Determinations regarding base salary adjustments (as well as other elements of compensation) are made in connection with the annual performance reviews of the NEOs and other members of the management team. The CEO reviews each NEO’s annual performance and makes salary recommendations based on merit to the Compensation Committee. The Committee reviews and approves these recommendations.

To determine the compensation for the CEO, the Compensation Committee reviews the annual performance evaluations completed by each member of the Board of Directors. Using these evaluation forms and the competitive data provided by Towers Perrin, the Committee exercises its judgment and determines the appropriate level of remuneration.

•

Annual Incentive Plan Awards. NEOs and other employees of the Company are eligible to receive a cash bonus based upon the financial performance of the Company. The Compensation Committee believes this element of compensation is important to focus management efforts and provide rewards for annual financial results that are aligned with creating value for our stockholders.

With the assistance of Towers Perrin, cash compensation (base salary plus annual bonus) is targeted at approximately the 25th percentile of the market for threshold bonuses (80% of target performance goal) and approximately at the 75th percentile of the market for maximum bonuses (120% of target performance goal). The table below shows the threshold, target and maximum bonus opportunities represented as a percentage of base salary effective as of the end of the year under the 2008 Annual Incentive Plan at corresponding levels of actual financial performance results versus target performance goal.

Named Executive Officer	< 80% of financial goal achieved	80% of financial goal achieved	100% of financial goal achieved	120% of financial goal achieved

Rick R. Holley	No bonus paid	55% of salary	110% of salary	165% of salary

Thomas M. Lindquist	No bonus paid	45% of salary	90% of salary	135% of salary

David W. Lambert	No bonus paid	40% of salary	80% of salary	120% of salary

James A. Kilberg	No bonus paid	40% of salary	80% of salary	120% of salary

Larry D. Neilson	No bonus paid	40% of salary	80% of salary	120% of salary

Earned annual bonuses are determined at year-end based on the Company’s performance against the target performance goal of budgeted funds from operations, or FFO, which is net income plus non-cash charges equal

18 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

to depletion, depreciation and amortization, and the cost basis of land sales. Budgeted FFO is presented to the Company’s Board of Directors and is approved at the first Board of Directors meeting in late January or early February.

•

Long-Term Incentive Plan Awards. As described above, the Compensation Committee believes that a substantial portion of each NEO’s compensation should be in performance-based pay. Long-term incentive potential represents approximately 50% of our NEOs’ total direct compensation.

NEOs and other employees of the Company currently receive annual grants of stock options, restricted stock units and value management award units. The mix between these forms of awards is designed to be approximately 50% of the total value delivered in value management awards, 25% in stock options and 25% in restricted stock units. We believe this mix represents a balance among vehicles, rewarding for stock price appreciation and relative shareholder return while supporting both the retention and motivation of our NEOs.

As with other elements of our executive compensation program, long-term incentive award grant opportunities are calibrated to market. With the assistance of Towers Perrin, long-term incentive grant ranges are established which result in total direct compensation levels ranging from the 25th to the 75th percentile of market pay levels but are targeted to the 50th percentile.

Individual determinations are made with respect to the type and amount of each long-term incentive vehicle granted by the Company. The Compensation Committee uses the benchmark data as a guide and also considers each NEO’s past performance, as well the Committee’s future expectations of each executive.

–

Stock Option Awards. Stock option awards provide recipients the right to purchase shares of common stock at a fixed exercise price for a period of up to 10 years. The exercise price of each stock option is based on the fair market value of the common stock on the grant date. Stock options are earned on the basis of continued service to the Company and vest in four equal annual installments, beginning one year after the date of grant.

–

Practices Regarding the Grant of Options and Other Stock-Based Awards. The Compensation Committee has followed a practice of making all option grants to its eligible employees on a single date each year. The Committee has granted annual awards at its regularly scheduled meeting in late January or early February since the approval of the Stock Incentive Plan in 2000. This meeting has historically occurred within two weeks following the release of our annual earnings. The Committee believes it is appropriate that annual awards are made at a time when material information regarding our performance for the preceding year has been disclosed.

While the vast majority of our awards to NEOs have been made pursuant to our annual grant program, the Committee retains discretion to make awards to NEOs at other times in connection with the hiring of a new executive, for retention purposes or for a significant increase in responsibility.

As described above, all stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined to be the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of awarding stock options and setting the exercise price based on a date or price other than the closing market price on the grant date. All grants to NEOs are made by the Committee and not pursuant to delegated authority.

Option repricing is expressly prohibited by the terms of the Stock Incentive Plan. The Plan also expressly requires that options be granted at current fair market value, so “in-the-money” grants are also expressly prohibited.

–

Restricted Stock Unit Awards. RSUs provide recipients with shares of common stock upon lapse of the award restrictions. RSUs are earned on the basis of continued service to the Company and vest 25% per year, beginning one year after the date of grant. The recipients of the RSUs are entitled to receive a cash amount equal to any dividends declared and paid on the Company’s common stock.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 19

In the years 2006, 2007 and 2008, the Compensation Committee approved grants of restricted stock units in conjunction with grants of stock options and value management awards to replace the dividend equivalent rights program described below. In making the decision, the Committee viewed the addition of restricted stock units as increasing the retention value of the overall program and making it more straightforward and, therefore, more meaningful to the participants. In addition, it recognized that restricted stock units are an increasingly common feature of peer companies’ total compensation program and concluded that the component would assist in attracting and retaining key executives.

–

Value Management Awards. Value management awards are performance-based awards that result in cash and/or stock payments to participants based on the Company’s three-year total shareholder return (stock price appreciation plus dividends paid) relative to that of the peer groups previously described. The Company’s performance is measured against each peer group as follows: 25% forest product companies, 50% S&P 500 Index and 25% Morgan Stanley REIT Index. The value of each unit is zero if relative total shareholder return is below the 50th percentile for each of the peer groups and has a maximum value of $200 if the Company’s relative total shareholder return is at or above the 75th percentile for each of the peer groups. Prior to 2007, the Peer Group weighting for the value management award plan was 50% for the Forest Products companies, 25% for the S&P 500 and 25% for the Morgan Stanley REIT Index.

–

Dividend Equivalent Rights. Prior to 2006, our long-term incentive program included awards of dividend equivalent rights. Dividend equivalent rights were granted in tandem with each stock option awarded to executives and provided the opportunity to receive cash payments equal to the per-share dividend paid by the Company based on performance.

Dividend equivalent rights were earned on the basis of relative total shareholder return of the Company relative to that of the three peer groups described above. In addition, the Company was required to have a minimum total shareholder return on an annualized basis of at least 5.5% per year (considering both stock price appreciation plus dividends paid). Based on satisfaction of these performance requirements, up to 100% of the per-share dividends could be earned by participants over a five-year period.

With primary consideration to the complexity of the plan design, the Compensation Committee decided to discontinue the dividend equivalent right plan beginning in 2006. All NEOs hold outstanding dividend equivalent right awards, which could earn additional amounts each year through 2009 if performance goals are met.

Additional Information

For more information regarding stock option awards, restricted stock unit awards, value management awards and dividend equivalent rights, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

Other Compensation

•

Perquisites. Our NEOs receive a small number of perquisites provided by or paid for by the Company. The allowance for these perquisites differs depending on position and includes an allowance for a leased automobile, financial tax preparation, annual fee for home security system, an annual physical and annual membership for a business or social club. The total value of these benefits is disclosed on page 24 in the All Other Compensation column of the Summary Compensation Table. We have provided these perquisites because they have been provided by many companies from which we attract talent and have been beneficial for recruitment and retention purposes. The Compensation Committee has decided to discontinue the leased vehicle and club membership perquisites. For more information, see Other Pay Decisions on page 24 of this Proxy Statement.

20 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

•

Deferred Compensation Plan. The Company offers a non-qualified deferred compensation plan as a standard executive benefit. Executives are eligible to defer base salary, annual cash incentive bonus or value management award payments (cash or stock). Participants who choose to defer compensation invest in the same mutual funds that are available to participants in the 401(k) plan. Earnings on deferrals are based on mutual fund performance.

Retirement Benefits

•

Thrift and Profit Sharing Plan (401(k) Plan). The Company offers a Thrift and Profit Sharing Plan to all of its employees. The plan provides a Company match up to 6% of employee cash compensation (up to the IRS annual limit), depending on the Company’s performance.

All employees are eligible to participate in the Thrift and Profit Sharing Plan. We provide this plan because we wish to encourage our employees to save a portion of their cash compensation for retirement in a tax-efficient manner.

•

Qualified Plum Creek Pension Plan. The Pension Plan is a funded, tax-qualified, noncontributory defined benefit plan that covers certain employees. NEOs accrue benefits under this plan unless restricted based on IRS limitations.

•

Supplemental Plans. These are unfunded plans that provide benefits that make up for benefits lost due to IRS limitations. The benefits are based on the gross amount of salary and incentive bonuses but exclude all other forms of compensation.

In 2002, our Board of Directors engaged William M. Mercer, Incorporated (“Mercer”), our prior consultant to the Compensation Committee, to conduct a study regarding whether Mr. Holley’s pension benefit was competitive with other executives in the forest products industry. The Mercer study concluded there was a shortfall in Mr. Holley’s pension benefit, and as a result, the Committee provided Mr. Holley with an enhanced benefit under the supplemental pension plan for years of service through age 60. At that time, consideration was not given to the possibility that Mr. Holley would continue to work beyond age 60. Now that this possibility has increased, the Committee extended his formula for service beyond age 60.

The Company believes that the Qualified Pension Plan and the Supplemental Plans are an important part of our NEO compensation program. These plans serve an important role in the retention of our senior executives. A summary of our various pension plan benefit formulas and valuations are described on pages 31 and 32 of this Proxy Statement.

Severance and Other Termination Benefits

Currently, we do not have any employment, severance or change-in-control contracts other than standard change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, value management awards, dividend equivalent right awards and restricted stock unit awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if the NEO is terminated by the Company within one year following a change-in-control for any reason other than cause or if the NEO is to resign for good reason:

•	All unvested stock options would become fully vested and exercisable;

•	All unvested dividend equivalent rights previously credited to the NEO would be paid within 10 business days of termination;

•	All restrictions applicable to any shares of restricted stock or restricted stock units would lapse; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 21

Decisions by the Company Regarding 2008 Compensation

The Compensation Committee approves all compensation for the CEO, CFO and other NEOs. Information about the Committee and its composition, responsibilities and operations can be found under Board of Directors and Corporate Governance—Board Committees—Compensation Committee on page 5 of this Proxy Statement.

Role of Management in Compensation Decisions

Management plays a significant role in the compensation setting process by preparing materials for each Compensation Committee meeting. Additionally, the CEO plays a significant role in the compensation process for NEOs other than himself by:

•	Evaluating NEOs’ annual performance;

•	Attending the Compensation Committee meetings and elaborating on performance criteria and each executive’s individual performance, and

•	Recommending compensation decisions including base salary, annual incentives and long-term incentive awards.

The Compensation Committee determines Mr. Holley’s compensation during executive session. Mr. Holley makes no recommendations regarding any element of his own compensation. The Compensation Committee considers the competitive market data provided by Towers Perrin as well as the performance evaluations provided by the Board of Directors.

2008 Pay Decisions

Generally, as was the case in 2008, pay decisions are approved by the Compensation Committee at its February meeting. In order to make informed decisions, the Committee reviewed several documents and analyses during 2007 and prior to the February meeting in 2008, including:

•

Competitive total direct compensation analysis for the NEOs. This analysis provided a view of the competitiveness of each position’s pay relative to the three peer groups described above, in the categories of base, short-term and long-term incentive compensation.

•	Recommendations from Towers Perrin on guidelines for the long-term incentive program as described previously on page 19.

•

Tally sheet for the NEOs that included current compensation opportunities, the value of retirement benefits and perquisites as well as a three-year history of amounts earned under cash and long-term incentive programs. In addition, the summary provided a current view of accrued but unearned compensation as well as potential payments received on various termination events.

•	Analysis of relative pay relationship between the CEO and other NEOs to assess internal equity.

•	The CEO’s performance assessment for each of the NEOs and other executives for which the Compensation Committee approves compensation.

•	The Board of Director’s performance assessment for the CEO as reviewed and compiled by the chairman of the Committee.

After reviewing the CEO’s performance assessments and compensation recommendations for each NEO, the Compensation Committee approved base salaries and total direct compensation (target bonus levels and long-term incentive compensation) for 2008. Each NEO fell within a range of plus or minus 10 percent of the 50th percentile of total direct compensation—a range that is considered competitive by Towers Perrin. While the Compensation Committee considered realized compensation from earned bonuses, equity awards, value management awards and

22 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

retirement programs through their review of the tally sheets, pay decisions for salary, bonus and long-term incentive opportunities were driven by Company performance and competitive market data, as provided by Towers Perrin.

Annual Incentives Earned for 2008 Performance

The FFO budget for 2008 was set at $451 million in February 2008 by the Board of Directors. The Company achieved $517 million in FFO for 2008, or approximately 115% of the budgeted performance target. However, management recommended to the Compensation Committee that the NEOs not be given credit for a portion of a land sale that was not factored into the budget at the beginning of the year. Conversely, management recommended to the Compensation Committee to include cash flow from natural gas leases that was not captured in the actual FFO measure, and that the NEO’s not be penalized for making the strategic decision to reduce harvest levels during a year that witnessed very weak market conditions. The Compensation Committee followed management’s recommendation and reduced actual FFO performance by approximately 19% for the unbudgeted land sale, and increased FFO performance by approximately 3% for the decision to include natural gas lease cash flow and 3% for the decision to reduce harvest levels. The Compensation Committee agreed that management made the correct decision to preserve value for the Company and its stockholders by reducing harvests, and also agreed that the land disposition, although in the best interests of the Company and its stockholders, should not be fully factored into FFO performance for 2008. Exercising its discretion under the terms of the Annual Incentive Plan, the Compensation Committee awarded 2008 annual incentive bonus awards based on 102% of budgeted FFO.

Actual Compensation Earned or Vested During 2008

The Committee targets total direct compensation at the 50th percentile of the market with the opportunity to earn up to the 75th percentile for superior performance. Summarized in the table below is the compensation earned or vested for each NEO during 2008. Cash compensation earned during 2008 was approximately at target levels. However, amounts earned from value management awards were above target due to superior performance. For the three-year performance period ending December 31, 2008, our relative performance compared to a peer group of forest product companies was at the 100th percentile and was at the 82nd percentile compared to the S&P 500 Index and at the 80th percentile compared to the REIT Index.

Compensation Earned and/or Vested During 2008(A)	Rick Holley	Thomas Lindquist	David Lambert	James Kilberg	Larry Neilson
Salary(B)	$830,000	$500,000	$340,000	$330,000	$312,000
Annual Incentive Bonus Award(C)	$963,630	$475,000	$286,960	$278,520	$263,328
Restricted Stock(D)	$218,750	$120,313	$73,850	$78,750	$56,875
Value Management Award(E)	$2,500,000	$1,000,000	$300,000	$300,000	$380,000
Dividend Equivalent Rights(E)	$543,499	$135,625	$54,350	$48,915	$48,915

Total Earned Compensation	$5,055,879	$2,230,938	$1,055,160	$1,036,185	$1,061,118

(A)	Excludes stock options, retirement benefits and perquisites.

(B)	Amount paid during 2008.

(C)	Amount paid in February 2009 with respect to 2008 performance.

(D)	Value of shares vested during 2008.

(E)	Amount vested during 2008 and paid in January 2009.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 23

Other Pay Decisions

During 2007, the Compensation Committee granted Mr. Lindquist 20,000 RSUs which will vest entirely on February 3, 2011. This award was granted to Mr. Lindquist as an incentive for him to remain with the Company at least through the vesting period.

For 2009, management recommended to the Compensation Committee, and the Compensation Committee agreed, that because of current economic conditions, the NEO’s would forego a salary increase. Likewise, the Compensation Committee decided to discontinue the leased vehicle and club membership perquisites.

Compensation Tables

The following abbreviations are used in some of the tables presented in this section:

•	AIP—Annual Incentive Plan

•	RSUs—restricted stock units

•	VMAs—value management awards

•	DERs—dividend equivalent rights

Summary Compensation Table for the Year 2008

The following table sets forth a summary of compensation for the Named Executive Officers. Information for years ended December 31, 2008, December 31, 2007 and December 31, 2006 are included. Annual compensation amounts are on an accrual basis and include amounts deferred at the Named Executive Officer’s election.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(A)		Option Awards ($)(B)		Non-Equity Incentive Plan Compensation ($)(C)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(D)	All Other Compensation ($)(E)	Total ($)

Rick R. Holley President and Chief Executive Officer	2008 2007 2006	$ $ $	830,000 800,000 775,000	$ $ $	3,362,546 4,081,697 1,536,046	$ $ $	712,084 599,390 506,698	$ 963,630 $ 816,200 $ 864,900	$ 2,260,356 $ 1,574,930 $ 878,483	$ 69,681 $ 56,848 $ 68,872	$ $ $	8,198,297 7,929,065 4,629,999

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2008 2007 2006	$ $ $	500,000 441,260 400,000	$ $ $	1,367,639 1,714,073 553,268	$ $ $	268,134 226,379 185,231	$ 475,000 $ 375,638 $ 380,000	$ 124,153 $ 37,770 $ 46,736	$ 47,092 $ 47,901 $ 31,414	$ $ $	2,782,018 2,843,021 1,596,649

David W. Lambert Sr. Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	340,000 300,000 235,756	$ $ $	628,159 561,606 145,147	$ $ $	118,091 87,154 52,836	$ 286,960 $ 222,600 $ 219,240	$ 247,244 $ 37,617 $ 112,143	$ 38,024 $ 33,950 $ 24,871	$ $ $	1,658,478 1,242,927 789,993

James A. Kilberg Sr. Vice President, Real Estate	2008 2007 2006	$ $ $	330,000 315,000 274,037	$ $ $	532,899 468,899 260,117	$ $ $	82,367 67,280 44,982	$ 278,520 $ 233,730 $ 270,000	$ 24,049 $ 69,562 $ 40,558	$ 40,104 $ 34,467 $ 79,586	$ $ $	1,287,939 1,188,938 969,280

Larry D. Neilson Sr. Vice President, Business Development	2008 2007 2006	$ $ $	312,000 294,465 258,333	$ $ $	527,134 465,417 272,063	$ $ $	85,412 70,325 45,824	$ 263,328 $ 222,600 $ 219,240	$ 9,743 $ 55,511 $ 36,607	$ 39,454 $ 42,451 $ 33,319	$ $ $	1,237,071 1,150,769 865,386

24 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

(A)	Stock Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the 2008 accounting expense, calculated in accordance with FAS 123(R), recognized by the Company for restricted stock units, value management awards and dividend equivalent rights. These amounts include expense recognized for grants made during 2008 and for similar awards made in prior years, but were not completely vested prior to January 1, 2008. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2008 beginning on page 27 of this Proxy Statement. For more information regarding these awards and the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on February 27, 2007, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(B)	Option Awards—these amounts do not reflect actual value realized by the recipient. In accordance with SEC rules, amounts in this column represent the 2008 accounting expense, calculated in accordance with FAS 123(R), recognized by the Company for stock option grants. These amounts include expense recognized for grants made during 2008 and for similar awards made in prior years, but were not completely vested prior to January 1, 2008. For more information regarding outstanding awards held by the Named Executive Officers, refer to the section Outstanding Equity Awards at Fiscal Year-Ended December 31, 2008 beginning on page 27 of this Proxy Statement. For more information regarding these awards and the cost recognized for these awards, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation and in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on February 27, 2007, Part II, Item 8 Notes to Consolidated Financial Statements—Note 11 Share-Based Compensation.

(C)	Non-Equity Incentive Plan Compensation—represents the cash awards earned for 2008 performance under the Annual Incentive Plan. For more information regarding the Annual Incentive Plan for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement.

(D)	Change in Pension Value and Nonqualified Deferred Compensation Earnings—represents the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Plum Creek Pension Plan. For more information regarding retirement benefits for the Named Executive Officers, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement. There were no above-market or preferential earnings on deferred compensation for any Named Executive Officer.

(E)	All Other Compensation—represents the value of certain benefits and perquisites provided to the Named Executive Officers. Reported compensation includes amounts related to automobiles, monthly parking, physicals, professional tax preparation fees and club dues. Amounts reported for each Named Executive Officer also include $13,800 representing Company matching contributions to the Plum Creek qualified Thrift and Profit Sharing Plan. The amount reported for Mr. Holley includes a one-time use of the Company-leased aircraft, home security and $29,598 associated with a Company-leased automobile. The cost for these benefits were calculated based on the incremental cost to the Company during 2008.

Grants of Plan-Based Awards During 2008

The following table supplements the Summary Compensation Table and lists both annual and long-term incentive awards made during 2008 to each Named Executive Officer.

Annual incentive awards are made under the terms of the Annual Incentive Plan. Amounts shown for Annual Incentive Plan awards under the column entitled Estimated Future Payouts Under Non-Equity Incentive Plan Awards

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 25

represent payments the Named Executive Officer could have received under the Annual Incentive Plan depending on Company performance for 2008. The Annual Incentive Plan award actually earned for 2008 (and paid in February 2009) is reported in the Summary Compensation Table on page 24.

Restricted stock units, value management awards and stock options are granted under the Company’s Stock Incentive Plan. Amounts shown for value management awards under the column entitled Estimated Future Payouts Under Equity Incentive Plan Awards represent payments the Named Executive Officer could receive depending on Company performance at the end of the three-year performance period on December 31, 2010. Amounts shown for restricted stock units under the column entitled All Other Stock Awards and amounts shown for stock options under the column entitled All Other Option Awards represent the number of restricted stock units and stock options granted to the Named Executive Officer. Amounts shown under the column entitled Grant Date Fair Value of Stock and Option Awards represent the fair value of the restricted stock units, stock options and value management awards on the date that those awards were granted to the Named Executive Officer.

For a discussion of the material terms of these incentive awards and an explanation of the amount of each element of compensation relative to total compensation, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement.

For more information regarding these annual and long-term incentive awards, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement.

Name	Grant Date	Plan Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(C)	All Other Option Awards: Number of Securities Underlying Options (#)(D)	Exercise or Base Price of Option Awards ($/SH)(E)	Grant Date Fair Value of Stock and Option Awards ($)(F)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
				(A)			(B)

Rick R. Holley President and Chief Executive Officer	No Grant Date	AIP	$456,500	$913,000	$1,369,500	—	—	—	—	—	—	—
	February 4, 2008	RSUs	—	—	—	—	—	—	14,000	—	—	$601,720
	February 4, 2008	Stock Options	—	—	—	—	—	—	—	140,000	$42.98	$968,800
	February 4, 2008	VMAs	—	—	—	—	$1,750,000	$3,500,000	—	—	—	$870,975

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	No Grant Date	AIP	$225,000	$450,000	$675,000	—	—	—	—	—	—	—
	February 4, 2008	RSUs	—	—	—	—	—	—	6,000	—	—	$257,880
	February 4, 2008	Stock Options	—	—	—	—	—	—	—	50,000	$42.98	$346,000
	February 4, 2008	VMAs	—	—	—	—	$550,000	$1,100,000	—	—	—	$273,735

David W. Lambert Sr. Vice President and Chief Financial Officer	No Grant Date	AIP	$136,000	$272,000	$408,000	—	—	—	—	—	—	—
	February 4, 2008	RSUs	—	—	—	—	—	—	5,000	—	—	$214,900
	February 4, 2008	Stock Options	—	—	—	—	—	—	—	25,000	$42.98	$173,000
	February 4, 2008	VMAs	—	—	—	—	$300,000	$600,000	—	—	—	$149,310

James A. Kilberg Sr. Vice President, Real Estate	No Grant Date	AIP	$132,000	$264,000	$396,000	—	—	—	—	—	—	—
	February 4, 2008	RSUs	—	—	—	—	—	—	5,000	—	—	$214,900
	February 4, 2008	Stock Options	—	—	—	—	—	—	—	15,000	$42.98	$103,800
	February 4, 2008	VMAs	—	—	—	—	$250,000	$500,000	—	—	—	$124,425

Larry D. Neilson Sr. Vice President, Business Development	No Grant Date	AIP	$124,800	$249,600	$374,400	—	—	—	—	—	—	—
	February 4, 2008	RSUs	—	—	—	—	—	—	3,000	—	—	$128,940
	February 4, 2008	Stock Options	—	—	—	—	—	—	—	15,000	$42.98	$103,800
	February 4, 2008	VMAs	—	—	—	—	$250,000	$500,000	—	—	—	$124,425

26 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

(A)	Estimated future payouts under non-equity incentive plan awards—represents the value of potential payments under the Annual Incentive Plan to each of the Named Executive Officers based on 2008 performance. For more information regarding the Annual Incentive Plan and Threshold, Target and Maximum plan payouts, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement.

(B)	Estimated future payouts under equity incentive plan awards—Threshold, Target, and Maximum values disclosed for value management awards represent the dollar value of potential payments to each of the Named Executive Officers based upon performance over the period 2008-2010 and continued service through 2010. Earned value management awards may be paid partially in stock if the executive is not in compliance with the Company’s stock ownership guidelines. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

(C)	All other stock awards—represents the number of restricted stock units that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

(D)	All other option awards—represents the number of stock options that will be earned by each of the Named Executive Officers upon satisfaction of the vesting conditions associated with the grant. For more information regarding these awards and plan payouts, refer to the Compensation Discussion and Analysis beginning on page 14 of this Proxy Statement and the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

(E)	Exercise or base price of option awards—represents the exercise price of stock options. This price is equal to the closing market price of our common stock on the date of grant.

(F)	Grant date fair value of stock and option awards—represents the respective grant date fair value of the restricted stock units, stock options and value management awards granted to the Named Executive Officers in 2008. For more information regarding these awards and plan payouts, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

Outstanding Equity Awards at Fiscal Year-Ended December 31, 2008

The following table presents information for all outstanding equity awards held by the Named Executive Officers as of December 31, 2008. Outstanding equity awards consist of stock options, reported under the table heading Option Awards, and value management awards and restricted stock units, reported under the table heading Stock Awards. Also included under Stock Awards are outstanding dividend equivalent rights, which were last awarded in 2005. Option Awards information includes the number of shares of common stock underlying both vested and unvested stock options, along with the exercise price and expiration date associated with each grant of stock options. Stock Awards information includes the number of outstanding restricted stock units, value management awards and dividend equivalent rights, and the market value or payout value of each as of December 31, 2008.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 27

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(A)		Number of Securities Underlying Unexercised Options Unexercisable (#)(B)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(C)		Market Value of Shares or Units of Stock That Have Not Vested ($)(D)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(E)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(F)

Rick R. Holley President and Chief Executive Officer	2008 Options	–	2008 Options	140,000	$42.98	February 4, 2018	2008 RSUs	14,000	$486,360
	2007 Options	25,000	2007 Options	75,000	$40.42	February 5, 2017	2007 RSUs	7,500	$260,550	DER Units	95,000	$206,720
	2006 Options	45,000	2006 Options	45,000	$35.74	February 3, 2016	2006 RSUs	5,000	$173,700
	2005 Options	71,250	2005 Options	23,750	$37.49	February 9, 2015
	2004 Options	100,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	30,000	$6,000,000
	2003 Options	100,000	2003 Options	–	$21.91	January 28, 2013

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	2008 Options	–	2008 Options	50,000	$42.98	February 4, 2018	2008 RSUs	6,000	$208,440
	2007 Options	10,000	2007 Options	30,000	$40.42	February 5, 2017	2007 RSUs	23,750	$825,075	DER Units	35,000	$76,160
	2006 Options	17,500	2006 Options	17,500	$35.74	February 3, 2016	2006 RSUs	3,000	$104,220
	2005 Options	26,250	2005 Options	8,750	$37.49	February 9, 2015
										VMA Units	11,000	$2,200,000

David W. Lambert Sr. Vice President and Chief Financial Officer	2008 Options	–	2008 Options	25,000	$42.98	February 4, 2018	2008 RSUs	5,000	$173,700
	2007 Options	6,250	2007 Options	18,750	$40.42	February 5, 2017	2007 RSUs	3,750	$130,275	DER Units	10,000	$21,760
	2006 Options	5,000	2006 Options	5,000	$35.74	February 3, 2016	2006 RSUs	875	$30,398
	2005 Options	7,500	2005 Options	2,500	$37.49	February 9, 2015
	2004 Options	10,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	6,000	$1,200,000
	2003 Options	10,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	4,500	2002 Options	–	$29.70	January 24, 2012

James A. Kilberg Sr. Vice President, Real Estate	2008 Options	–	2008 Options	15,000	$42.98	February 4, 2018	2008 RSUs	5,000	$173,700
	2007 Options	3,750	2007 Options	11,250	$40.42	February 5, 2017	2007 RSUs	3,750	$130,275	DER Units	9,000	$19,584
	2006 Options	5,000	2006 Options	5,000	$35.74	February 3, 2016	2006 RSUs	1,100	$38,214
	2005 Options	6,750	2005 Options	2,250	$37.49	February 9, 2015
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	4,500	$900,000
	2003 Options	5,000	2003 Options	–	$23.97	January 2, 2013

Larry D. Neilson Sr. Vice President, Business Development	2008 Options	–	2008 Options	15,000	$42.98	February 4, 2018	2008 RSUs	3,000	$104,220
	2007 Options	3,750	2007 Options	11,250	$40.42	February 5, 2017	2007 RSUs	2,025	$70,349	DER Units	9,000	$19,584
	2006 Options	6,000	2006 Options	6,000	$35.74	February 3, 2016	2006 RSUs	1,250	$43,425
	2005 Options	6,750	2005 Options	2,250	$37.49	February 9, 2015
	2004 Options	9,000	2004 Options	–	$30.91	February 2, 2014				VMA Units	4,500	$900,000
	2003 Options	5,000	2003 Options	–	$21.91	January 28, 2013
	2002 Options	5,000	2002 Options	–	$22.21	January 15, 2012

(A)

Represents stock options held by each of the Named Executive Officers. The stock options vest 25% per year over four years, beginning one year after the grant date, and expire 10 years from the grant date.

(B)	See footnote (A).

28 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

(C)

Represents restricted stock units held by each of the Named Executive Officers. Awards were granted on February 3, 2006, February 5, 2007 and February 4, 2008, and each award vests 25% per year over four years on February 3rd of each year of the vesting period. In addition, Mr. Lindquist was granted 20,000 restricted stock units on February 5, 2007 that vest entirely on February 3, 2011.

(D)	Represents the market value of unvested stock awards based on a price of $34.74, the closing stock price of the Company’s common stock on December 31, 2008.

(E)

Represents outstanding 2005 dividend equivalent rights and 2007 and 2008 value management awards. Both vested and unvested dividend equivalent rights are included in the reported figures because each outstanding unit can continue to accrue dividends (if performance goals are met) throughout the full term of the award. The five-year performance period for the 2005 dividend equivalent rights ends on December 31, 2009. The three-year performance period for the 2007 and 2008 value management awards ends on December 31, 2009 and 2010, respectively. Value management awards vest at the end of their respective performance periods.

(F)

Represents the market value of unearned and unvested 2005 dividend equivalent rights and unearned 2007 and 2008 value management awards. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated market value of the value management awards is the product of (i) the number of value management award units outstanding, multiplied by (ii) $200, the deemed value management award unit value for “maximum” performance under the terms of the award. Value management awards are valued assuming the maximum performance goal ($200 per unit) is achieved because actual performance to date exceeds target performance ($100 per unit). The estimated market value of the dividend equivalent rights is the product of (i) $5.44, multiplied by (ii) the unearned and unvested portion of the dividend equivalent rights. The amount of $5.44 represents the estimated value of each 2005 dividend equivalent right unit, and is based on the actual per-unit value of the 2004 dividend equivalent rights, the performance period for which ended on December 31, 2008.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 29

Option Exercises and Stock Vested During 2008

The following table presents information about equity awards granted in previous years that vested during 2008. Information under the heading Option Awards pertains to the exercise of stock options by Named Executive Officers during 2008. Information under the heading Stock Awards pertains to dividend equivalent rights, value management awards and restricted stock units that vested during 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(A)		Value Realized on Vesting ($)(B)

Rick R. Holley President and Chief Executive Officer	200,000	$4,287,931	DERs	9,659	$335,563
			VMAs	71,963	$2,500,000
			RSUs	5,000	$218,750
			TOTAL	86,622	$3,054,313

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	105,000	$2,329,950	DERs	1,846	$64,115
			VMAs	28,785	$1,000,000
			RSUs	2,750	$120,313
			TOTAL	33,381	$1,184,428

David W. Lambert Sr. Vice President and Chief Financial Officer	0	$0	DERs	976	$33,918
			VMAs	8,636	$300,000
			RSUs	1,688	$73,850
			TOTAL	11,300	$407,768

James A. Kilberg Sr. Vice President, Real Estate	0	$0	DERs	879	$30,526
			VMAs	8,636	$300,000
			RSUs	1,800	$78,750
			TOTAL	11,315	$409,276

Larry D. Neilson Sr. Vice President, Business Development	0	$0	DERs	879	$30,526
			VMAs	10,938	$380,000
			RSUs	1,300	$56,875
			TOTAL	13,117	$467,401

(A)

Represents the value of stock awards in 2008 expressed in shares of the Company’s common stock (value management awards and dividend equivalent rights are generally settled in cash). Amounts for dividend equivalent rights are equal to the quotient of (i) the dollar value of earned dividend equivalent rights and interest amounts vested in 2008, divided by (ii) 34.74, the closing price of the stock on December 31, 2008. Amounts for value management awards are equal to the quotient of (i) the payout value of the 2006 value management award units that vested on December 31, 2008, divided by (ii) $34.74, the closing price of the Company’s common stock on December 31, 2008. Amounts for restricted stock units represent the number of shares of the Company’s common stock acquired upon vesting.

(B)

Represents the value of stock awards vested in 2008. The value of the restricted stock units vested during 2008 is based on the stock price on the vesting date of $43.75. The value of value management award units vested during

30 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

2008 is based on the cash value of units earned for the performance period ending December 31, 2008. The value of dividend equivalent rights is based on the dollar value of earned dividend equivalent rights and interest amounts vested in 2008.

Pension Benefits as of December 31, 2008

The Company maintains three pension plans: the Supplemental Benefits Plan, the Supplemental Pension Plan and the Plum Creek Pension Plan. Only the Plum Creek Pension Plan is a tax-qualified defined benefit plan under the Internal Revenue Code (“IRC”). Officers whose earnings exceed IRC limitations for tax qualified plans accrue benefits that they would have had, but lost, because of such limitations under either the Supplemental Benefits Plan or the Supplemental Pension Plan. Some officers are prevented from participating in the qualified plan altogether because of IRC rules limiting the percentage of plan benefits that can accrue to individual plan participants. The Board designates the officers who participate in the Supplemental Benefits Plan. All officers of the Company who are not designated to participate in the Supplemental Benefits Plan participate in the Plum Creek Pension Plan and Plum Creek Supplemental Pension Plan.

Each plan provides a pension benefit that is based upon either a cash balance formula, final average pay formula or both. For those eligible to accrue benefits under each formula, on termination of service to the Company, they will receive the greater of the two benefit amounts. Under the cash balance formula, age-weighted pay credits are allocated to a hypothetical account for the participant. The pay credits range is from 4% to 6% of earnings (gross salary and annual incentive cash bonus). Amounts in the hypothetical account are allocated interest credits tied to the 30-year Treasury interest rate. The benefit amount under the final average pay formula is equal to (i) 1.1% of the highest five consecutive year average earnings (gross salary and annual incentive cash bonus) over the 10 years prior to termination from the Company, plus 0.5% of the highest five consecutive year average earnings over the previous 10 years in excess of one-third of the Old Age Survivors and Disability Insurance taxable wage base in effect during the year of termination, multiplied by (ii) the number of years of total credited service at the Company, up to a maximum of 30 years. Unless otherwise specified by the Plum Creek Board of Directors, officers who joined the Company after September 1, 2000 accrue benefits under the cash balance plan. Officers in the Supplemental Benefits Plan accrue benefits under the final average pay formula. Officers in the Supplemental Pension Plan who joined the Company prior to September 1, 2000 accrue benefits under each formula and, on termination of service to the Company, will receive the greater of the two benefit amounts. Benefits for Mr. Lindquist are calculated according to the final average pay formula. Benefits for Mr. Lambert are calculated according to both the final average pay and the cash balance formulas, and he will receive the greater of the two benefit amounts upon termination of service to the Company. Mr. Kilberg’s and Mr. Neilson’s benefits are each based on the cash balance formula.

Under each plan, a participant becomes eligible for early retirement at age 55 with 10 years of service. Before early retirement age, the benefit is significantly reduced under each plan. Under the Plum Creek Pension Plan and the Supplemental Pension Plan, the accrued benefit is reduced by 5% for each year the participant’s actual retirement date precedes age 62 up to a 25% total benefit reduction at age 57. Thereafter, the benefit is reduced by an additional 7% at age 56, 6% at age 55 and 17% at age 54. For the Supplemental Benefits Plan, the benefit is reduced by 2% for each year the participant’s actual retirement date precedes the date the participant would have attained age 65, or the date the participant could have retired after attaining age 60 with 30 years of credited service, if earlier, up to a 20% total benefit reduction at age 55. At age 54, the benefit is reduced by an additional 35%. Given these total benefit reduction factors, the early retirement benefits earned under these plans substantially increases once the participant reaches at least age 55 with 10 years of service to the Company. Early retirement does not affect benefits accrued under the cash balance formula. Mr. Lindquist and Mr. Lambert are eligible for early retirement benefits in 2015, assuming they maintain continuous employment with the Company from now until then. Mr. Kilberg and Mr. Neilson are not eligible for early retirement benefits because their benefits are based on the cash balance formula.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 31

In addition to the foregoing benefit reductions, benefits accrued under the Plum Creek Pension Plan, and any benefits paid from any predecessor pension plans, reduce on a dollar-for-dollar basis the benefits payable from either the Supplemental Benefits Plan or the Supplemental Pension Plan. Payments from predecessor plans for Messrs. Holley and Lambert are $100,000 and $20,000, respectively.

All benefits under the Supplemental Benefits Plan and Supplemental Pension Plan are paid in the form of a lump sum payable six months following the participant’s date of termination. Under the Plum Creek Pension Plan, participants may elect to have benefits paid either in the form of an annuity or in the form of a lump sum payment payable any time between the first of the month following termination and age 65. For non-cash balance formula plan participants, lump sum payments are calculated based on the 30-year Treasury interest rate in effect during the year the participant terminates.

In lieu of the benefit described above, an enhanced benefit is payable to Mr. Holley upon reaching age 55. Mr. Holley turned 55 during 2007. This enhanced annual benefit, payable in the form of a lump sum six months following his date of termination, equals 50% of his highest five consecutive year average earnings out of the last ten years. This percentage increases 2% for each year Mr. Holley continues employment with the Company beyond age 55. As of December 31, 2008, he is eligible for an enhanced annual benefit equal to 53.67% of his highest five consecutive year average earnings out of the last ten years. This benefit is reduced by the $100,000 payment described above and by Mr. Holley’s estimated primary Social Security benefit.

The following table presents information about each Named Executive Officer’s pension benefits.

Name	Plan Name	Number of Years Credited Service (#)(A)	Present Value of Accumulated Benefit ($)(B)	Payments During Last Fiscal Year ($)

Rick R. Holley President and Chief Executive Officer	Supplemental Benefits Plan	26	$13,069,157	$ 0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	Supplemental Benefits Plan	7	$351,479	$ 0

David W. Lambert Sr. Vice President and Chief Financial Officer	Supplemental Pension Plan	20	$505,401	$ 0
	Plum Creek Pension Plan	18	$296,694	$ 0

James A. Kilberg Sr. Vice President, Real Estate	Supplemental Pension Plan	6	$152,155	$ 0
	Plum Creek Pension Plan	4	$65,944	$ 0

Larry D. Neilson Sr. Vice President, Business Development	Supplemental Pension Plan	6	$127,986	$ 0
	Plum Creek Pension Plan	4	$59,037	$ 0

(A)

Represents the number of years of credited service under the Plum Creek Pension Plan (a tax qualified plan), the Supplemental Pension Plan and the Supplemental Benefits Plan, as applicable. As discussed on page 31 under Pension Benefits as of December 31, 2008, some officers have accrued benefits under more than one plan because of IRC limits on the percentage of plan benefits that can accrue to individual plan participants under tax qualified plans. When necessary to avoid exceeding these limits, affected officers cease accruing benefits under the qualified plan and thereafter accrue benefits solely under either the Supplemental Pension Plan or, if designated by the Board, the Supplemental Benefits Plan, in each case based on their total years of service to the Company.

32 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

Mr. Lambert has been employed by the Company for 20 years, during which time he was eligible to accrue benefits under the tax qualified plan for 18 years. Messrs. Kilberg and Neilson each have been employed by the Company for six years, during which time each was eligible to accrue benefits under the tax qualified plan for four years.

(B)

Represents the present value of accumulated benefits assuming retirement at the earliest age at which unreduced benefits could be paid. Age 65 was assumed for all participants except for Messrs. Holley and Lambert, the reported amounts for which assumed immediate retirement for Mr. Holley (since he is now eligible for early retirement) and age 62 for Mr. Lambert. For a complete discussion of the other assumptions used in computing the amounts in Present Value of Accumulated Benefits, see the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 13 Employee Pension and Retirement Plans.

Nonqualified Deferred Compensation for 2008

Named Executive Officers have the opportunity to participate in the Plum Creek Timber Company, Inc. Deferral Plan (the “Deferral Plan”). Under the terms of the Deferral Plan, each Named Executive Officer may choose to defer receipt of all or any portion of his or her base salary, annual cash incentive bonus under the Annual Incentive Plan or payouts in cash or stock of value management awards. No other form of compensation may be deferred under the Deferral Plan. Deferred amounts earn a market investment rate of return that varies with the Named Executive Officer’s specific choice of investment among those investments offered by the Deferral Plan administrator. Participants may invest in the same mutual funds that are available to participants in our Thrift and Profit Sharing Plan.

At the time a deferral election is made, participants must make a distribution election among the following choices: lump sum payment following termination of service to the Company, five annual payments following termination of service to the Company or ten annual payments following termination of service to the Company. Payments will be made, or in the case of annuities will begin, in January of the year following termination of service for all terminations occurring between January 1st and June 30th. Payments will be made or will begin in July of the year following termination of service for all terminations occurring between July 1st and December 31st. Under the terms of the Deferral Plan, participants may not modify their distribution election.

The following table presents information about compensation deferred by the Named Executive Officer.

Name	Executive Contributions in Last FY ($)(A)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(B)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(C)

Rick R. Holley President and Chief Executive Officer	$0	$0	$0	$0	$0

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$168,000	$0	$(169,712)	$0	$721,381

David W. Lambert Sr. Vice President and Chief Financial Officer	$0	$0	$0	$0	$0

James A. Kilberg Sr. Vice President, Real Estate	$0	$0	$0	$0	$0

Larry D. Neilson Sr. Vice President, Business Development	$0	$0	$0	$0	$0

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 33

(A)	Represents amounts voluntarily deferred by the Named Executive Officers during 2008. These amounts are also reported as Salary in the Summary Compensation Table.

(B)	Represents investment earnings or losses on deferred compensation. These losses represent a market-based rate of return based on the investment elections made by the Named Executive Officer.

(C)

Represents the balance of all deferred compensation by the Named Executive Officer through December 31, 2008, including earnings on such deferred amounts. Amounts deferred prior to 2008 totaling $588,800 were reported in previous years in the summary compensation tables of the Company’s proxy statements.

Termination Payments at December 31, 2008

No officer of the Company has an employment or change-in-control contract other than termination and change-in-control provisions in the Stock Incentive Plan that apply to any incentive award granted under the plan.

The Stock Incentive Plan, pursuant to which the stock options, dividend equivalent rights, restricted stock awards, restricted stock units and value management awards are granted, contains specific termination and change-in-control provisions. According to the terms of the plan, if the Named Executive Officer is terminated by the Company within one year following a change-in-control for any reason other than for Cause, or if the Named Executive Officer is to resign for Good Reason:

•	All unvested stock options would become fully vested and exercisable;

•	All dollar amounts associated with vested and unvested dividend equivalent rights previously credited to the NEO would be paid within 10 business days of termination;

•	All restrictions applicable to any shares of restricted stock awards would lapse and all outstanding restricted stock units would vest; and

•

The maximum performance goal measure for each value management award would be deemed to be achieved, and a pro rata amount (based on the number of months elapsed with respect to each performance period) of each award would be paid in cash to the NEO within 10 business days of termination.

Under the Stock Incentive Plan, the term “Cause” is defined to mean: (i) a plan participant’s conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof; (ii) action by a plan participant involving personal dishonesty, theft or fraud in connection with the plan participant’s duties as an employee of the Company or a subsidiary of the Company; or (iii) if applicable, a breach of any one or more material terms of a plan participant’s employment agreement with the Company. The term “Good Reason” is defined to mean, without a plan participant’s written consent: (i) a reduction in the plan participant’s titles, positions, duties and responsibilities as in effect immediately prior to a change in control; (ii) a reduction in the plan participant’s annual base salary or aggregate compensation and benefits opportunities as in effect immediately prior to a change in control; or (iii) relocation of the plan participant’s principal place of employment to a location more than 35 miles from the plan participant’s principal place of employment immediately prior to a change in control.

Furthermore, if a Named Executive Officer is terminated due to death or total disability, there are similar accelerated vesting provisions, except that unvested value management awards are forfeited. Pension and nonqualified deferred compensation benefits are not enhanced upon termination. See pages 32, 33 and 34 of this Proxy Statement for information about accrued pension benefits and accrued nonqualified deferred compensation benefits.

The Company also maintains a broad-based severance program covering all employees which provides up to ten weeks’ pay depending on years of service. For certain position elimination separations, the Company has provided extended benefits equal to two weeks of pay for every year of service up to one year in consideration of a waiver and release for all potential claims. The Committee reserves the right to adjust this program for executives as well.

34 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

The following table presents information about cash payments and the cash value of accelerated vesting that would be payable to, or realized by, the Named Executive Officer upon a termination of employment following a change in control or by reason of the death or total disability of the Named Executive Officer.

	Termination of Service—Change in Control(A)					Termination of Service—Death or Total Disability(B)
Name	Value Management Awards	Dividend Equivalent Awards	Stock Options	Restricted Stock/ Units	Total	Value Management Awards	Dividend Equivalent Awards	Stock Options	Restricted Stock/ Units	Total

Rick R. Holley President and Chief Executive Officer	$2,833,333	$62,863	$0	$920,610	$3,816,806	$0	$62,863	$0	$920,610	$983,473

Thomas M. Lindquist Executive Vice President and Chief Operating Officer	$1,100,000	$23,160	$0	$1,137,735	$2,260,895	$0	$23,160	$0	$1,137,735	$1,160,895

David W. Lambert Sr. Vice President and Chief Financial Officer	$600,000	$6,617	$0	$334,373	$940,990	$0	$6,617	$0	$334,373	$340,990

James A. Kilberg Sr. Vice President, Real Estate	$433,333	$5,955	$0	$342,189	$781,477	$0	$5,955	$0	$342,189	$348,144

Larry D. Neilson Sr. Vice President, Business Development	$433,333	$5,955	$0	$217,994	$657,282	$0	$5,955	$0	$217,994	$223,949

(A)	Calculations assume that on December 31, 2008, (i) a change-in-control occurred and (ii) each of the Named Executive Officers is terminated and eligible for enhanced benefits under the Company’s Stock Incentive Plan. The change in control value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $34.74, the closing stock price of the Company’s common stock on December 31, 2008. Value management awards are valued based on a maximum value of $200 per unit. Dividend equivalent rights are valued based on the value of the unvested portion of each Named Executive Officer’s memorandum account.

(B)	Calculations assume that on December 31, 2008, each of the Named Executive Officer’s employment with the Company is terminated due to death or total disability. The termination of service value of unvested stock options and restricted stock units represents the intrinsic value of those awards based on a price of $34.74, the closing price of the Company’s common stock on December 31, 2008. Value management awards are forfeited. Dividend equivalent rights are valued based on the value of the unvested portion of each Named Executive Officer’s memorandum account.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 35

Equity Compensation Plan Information

The following table summarizes options and other rights outstanding under Plum Creek’s equity-based compensation plans as of December 31, 2008:

Plan category	Securities to Be Issued Upon Exercise(A)	Weighted- Average Exercise Price(B)	Securities Available for Future Issuance(C)

Equity compensation plans approved by security holders	2,620,232	$36.00	7,977,921
Equity compensation plans not approved by security holders(D)	–	–	–

(A)	Number of securities to be issued upon exercise of outstanding stock options and upon vesting of 227,488 outstanding restricted stock units at December 31, 2008.

(B)	Weighted-average exercise price of outstanding stock options does not include unvested restricted stock units at December 31, 2008, which have a weighted-average grant date fair value of $40.70.

(C)	Represents shares available for future issuance under the Stock Incentive Plan. At December 31, 2008, 4.4 million shares of the 12.4 million shares available for issuance under the Stock Incentive Plan have been used for the grant of stock options, the grant of restricted stock and restricted stock units, the payment of earned value management awards and earned dividend equivalent rights. The number of shares to be issued in connection with value management awards and dividend equivalent rights is not determinable until the end of their respective performance periods. For a description of the various stock-based grants that may be issued under the Stock Incentive Plan, refer to the Company’s disclosure in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 27, 2009, Part II, Item 8 Notes to Consolidated Financial Statements—Note 14 Share-Based Compensation.

(D)	As of December 31, 2008, there are 13,126 outstanding options to acquire Plum Creek common stock that were issued originally under the Georgia-Pacific long-term incentive plans as options to acquire Georgia-Pacific’s Timber Company stock. These stock options have a weighted-average exercise price of $16.42 per share and were assumed by the Company in connection with The Timber Company Merger. Although the Company’s stockholders did not separately approve the assumption of these stock options, the stockholders did approve each of The Timber Company Merger and the related merger agreement (and all of the transactions contemplated by the merger agreement, including the Company’s assumption of the stock options). No additional Plum Creek stock options may be granted under the Georgia-Pacific long-term incentive plans.

RELATED PARTY TRANSACTIONS

The Company’s Code of Conduct governs related party transactions for the Company’s directors, officers and employees and requires potential conflicts of interest to be reported to the Company’s legal department. The Company’s policy covers any transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be involved and in which any related person had, has or will have a material interest. The Company’s policy recognizes that these transactions can present potential or actual conflicts of interest and create the appearance that corporate decisions are based on considerations other than the best interests of the Company and its stockholders. Nevertheless, the Company’s policy recognizes that there may be situations where a related party transaction may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including situations where the Company may obtain products or services of a nature, quantity or quality, or on other

36 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

terms, that are not readily available from alternative sources or when the Company provides products or services to related persons on terms comparable to those provided to or by unrelated third parties.

The legal department reviews all information regarding a related party transaction and assesses whether an actual or proposed transaction is or may be inconsistent with the Company’s policy. If the legal department determines that the actual or proposed transaction is or may be inconsistent with the Company’s policy, the transaction is submitted to the Board of Directors for review. In reviewing a transaction, the legal department and the Board take into consideration all of the relevant facts and circumstances available to them, including, but not limited to: (1) the related person’s relationship to the Company and interest in the transaction; (2) the material facts of the transaction, including the amount involved; (3) the benefits to the Company of the transaction; and (4) an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated party.

In addition, any related party transaction involving a director is reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors in determining the independence of the Company’s directors under the Board’s categorical standards for director independence, SEC rules and the NYSE listing standards. Directors and executive officers are required annually to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. The Corporate Governance and Nominating Committee reviews all transactions and relationships disclosed in the questionnaires, and the Board makes a formal determination regarding each director’s independence under the Board’s and the NYSE’s independence standards.

For a description of related party transactions during 2008, see Compensation Committee Interlocks and Insider Participation below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who served as a member of the Compensation Committee at any time during 2008 has any compensation committee interlocks or other insider participation to report. Ms. Josephs and Messrs. McLeod, Tobias and White served as members of the Compensation Committee during 2008. No person who served as a member of the Compensation Committee at any time during 2008 is, or was, an officer or employee of the Company. During 2008, the Company paid $719,508 to Norfolk Southern Railway Company for rail transportation services. These payments were made pursuant to a series of arm’s-length negotiated transactions, and represent less than 2% of the Company’s total railway transportation costs. Mr.  Tobias serves as vice president and director of Norfolk Southern Railway Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, consisting entirely of independent non-employee directors, has furnished the following report on executive compensation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on its review and discussions, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in this Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

Robin Josephs, Robert B. McLeod, Stephen C. Tobias and Martin A. White (Chairman)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, certain officers of the Company designated by the Board and persons who hold more than 10 percent of the Company’s common stock are subject to the reporting requirements of Section 16(a) of the

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 37

Exchange Act, which require them to file reports with respect to their ownership of, and transactions in, the Company’s securities and furnish to the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) of the Exchange Act for the year ended December 31, 2008 were met in a timely manner by such designated officers, Board members and greater than 10 percent stockholders.

PROPOSAL 2

Approval of Amendment to Certificate of Incorporation of the Company to Eliminate the Provision Providing for Plurality Voting in the Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

The Board of Directors proposes and recommends an amendment to the Certificate of Incorporation to eliminate the provision in the Certificate of Incorporation providing for plurality voting in the election of directors (the “Majority Vote Amendment”). The Board believes that the Majority Vote Amendment is advisable and in the best interests of the Company and its stockholders.

The Board previously approved an amendment to the Company Bylaws to provide for majority voting in the election of directors. The amendment to the Company Bylaws requires that a nominee for director be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election in uncontested elections. In a contested election (a situation in which the number of director nominees exceeds the number of directors to be elected), the standard for election of directors is a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The Certificate of Incorporation currently provides for the election of directors by plurality vote. The Majority Vote Amendment, if adopted, will amend the Certificate of Incorporation to eliminate this provision, so that directors will be elected in the manner set forth in the Company Bylaws.

Voting Information

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MAJORITY VOTE AMENDMENT ON THE ENCLOSED PROXY CARD. AN AFFIRMATIVE VOTE OF AT LEAST 66-2/3% OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

If this proposal is approved, the Company will promptly file the Majority Vote Amendment with the Secretary of State of the State of Delaware. A copy of the Majority Vote Amendment is attached hereto as Appendix B. Deletions are indicated by strikeouts and additions are indicated by underline.

PROPOSAL 3

Approval of Amendment to Certificate of Incorporation of the Company to Amend the Ownership Limit and Related Provisions

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

The Board of Directors proposes and recommends an amendment to the Certificate of Incorporation that will increase the “Ownership Limit” as set forth in the Certificate of Incorporation from 5% to 9.8% and eliminate the concept of “Excluded Holder” (the “Ownership Limit Amendment”). The Board believes that the Ownership Limit Amendment is advisable and in the best interests of the Company and its stockholders.

38 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

To qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code) during the last half of any taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of any short taxable year. Because we intend to maintain our qualification as a REIT, the Certificate of Incorporation contains ownership limits designed to ensure that these provisions of the Internal Revenue Code are always satisfied.

Subject to specified exceptions, the Certificate of Incorporation provides that no holder of our capital stock may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, (1) more than 5% of the lesser of the total number of outstanding shares of our common stock and the value of the outstanding shares of our common stock, or (2) more than 5% of the lesser of the total number of outstanding shares of our preferred stock and the value of the outstanding shares of our preferred stock.

Our Board has received the advice of counsel and of others with relevant REIT experience that our status as a REIT would not be adversely affected by the increase in the ownership limit to 9.8%.

Although the current 5% ownership limit has served us well, our Board has determined that increasing the ownership limit to 9.8% would be beneficial to the Company and its stockholders. Our Board believes that a 9.8% ownership limit is consistent with the ownership limits of other REITs that do not have special limits in excess of 9.8% for significant individual stockholders.

In addition, in considering the increase in the ownership limit, our Board has determined that the exception to the ownership limit for the “Excluded Holder” should be eliminated. The exception permits the stockholders specified in the Certificate of Incorporation to continue to maintain their positions in the Company’s securities without violating the ownership limit. Because the stockholders no longer require the benefit of the exception due to their decreased ownership, our Board proposes to eliminate the “Excluded Holder” provisions from the Certificate of Incorporation.

The Ownership Limit Amendment, if adopted, will increase the “Ownership Limit” set forth in the Certificate of Incorporation from 5% to 9.8% and will remove the concept of “Excluded Holder” from the Certificate of Incorporation.

Voting Information

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE OWNERSHIP LIMIT AMENDMENT ON THE ENCLOSED PROXY CARD. AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

If this proposal is approved, the Company will promptly file the Ownership Limit Amendment with the Secretary of State of the State of Delaware. A copy of the Ownership Limit Amendment is attached hereto as Appendix C. Deletions are indicated by strikeouts and additions are indicated by underline.

PROPOSAL 4

Ratify Appointment of the Independent Auditors For 2009

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Ernst & Young LLP (“Ernst & Young”) currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for the year 2008. The Audit Committee appointed Ernst & Young in February of 2009 to serve as independent auditors to conduct an audit of the Company’s accounts for the year 2009, subject to ratification by stockholders. A representative of Ernst & Young will attend the Annual Meeting and be available to respond to appropriate questions and have the opportunity to make a statement if he or she desires to do so.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 39

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young, and it may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the stockholders ratify the appointment of Ernst & Young, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS ON THE ENCLOSED PROXY CARD.

INDEPENDENT AUDITORS

Fees to the Independent Auditors for 2007 and 2008

Ernst & Young billed the Company for the following services for the years ended December 31, 2007, and December 31, 2008:

	2007	2008
Audit Fees	$1,407,000	$1,358,957
Audit-Related Fees (A)	$17,000	$166,975
Tax Fees (B)	$379,222	$415,311
All Other Fees	$0	$0
Total Fees	$1,803,222	$1,941,243

(A)	For 2008, consulting services relating to financial accounting and financial reporting standards relating to the Company’s timberland joint venture and three large timberland sale transactions. For 2007, consulting services relating to financial accounting and reporting standards governing the Company’s real estate development and real estate joint venture accounting policies.

(B)	For 2008, tax planning and research in the amount of $320,238 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $95,073. For 2007, tax planning and research in the amount of $282,565 and tax compliance services (including U.S. federal returns) and tax examination assistance in the amount of $96,657.

All of the services provided by the independent auditors in 2007 and 2008 were pre-approved by the Audit Committee, which concluded that the provision of such services by the independent auditors was compatible with the maintenance of its independence in the conduct of its auditing functions. Consistent with the terms of its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate its pre-approval responsibility to a single member of the Audit Committee, provided that any pre-approval decisions made by any such single Committee member is presented to and discussed by the full Committee at its next scheduled meeting. This responsibility has been delegated to Mr. McDonald, the Chairman of the Audit Committee, with respect to services to be provided prior to any scheduled meeting of the Committee.

40 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

PROPOSAL 5

Stockholder Proposal

Newground Social Investment, on behalf of Ms. Nancy M. Herbert, holder of 85 shares of common stock, and Trillium Asset Management, on behalf of James Fenton Co., Inc, holder of 1,052 shares of common stock, have each notified the Company that they intend to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Company has no responsibility, is set forth below.

RESOLVED: That shareholders urge the Board of Directors of Plum Creek (the “Company”) to adopt a policy allowing shareholders to vote on an advisory resolution at each annual shareholders meeting, proposed by Company’s management, to ratify the compensation of the named executive officers (“NEOs”) included in the proxy’s Summary Compensation Table and accompanying narrative disclosure of material factors. The proposal should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

As long-term shareholders in Plum Creek, we feel that senior executive compensation at the Company has not always been structured in ways that best serve shareholders.

As the nation’s largest landowner in many communities, we have a particular interest in protecting and promoting our brand name and image. A reputation as anything less than a good neighbor or trustworthy partner can create unnecessary obstacles to success in community after community—risking long-term shareholder value.

Earlier, our Company was branded “the Darth Vader of the State of Washington” by Republican Congressman Rod Chandler (Wall Street Journal, June 1990). Substantial Company resources and executive focus were spent overcoming that reputational damage.

A July 5th 2008 front-page article in the Washington Post, headlined: “Closed-Door Deal Could Open Land in Montana.” The article focused squarely on our Company, stating: “The deal was struck behind closed doors between Mark E. Rey, the former timber lobbyist who oversees the U.S. Forest Service, and Plum Creek Timber Co., a former logging company turned real estate investment trust … local [Montana] officials were stunned and outraged at the deal.”

There is concern that the Washington Post story describes a short-term strategy that may harm long-term prospects for our Company’s shareowners.

We believe existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not allow adequate shareholder input on senior executive compensation. In contrast to U.S. practices, shareholders of U.K. public companies cast advisory votes on the “directors’ remuneration report.” While not binding, the vote gives shareholders a clear advisory voice on senior executive compensation.

Current U.S. listing standards require shareholder approval of equity-based compensation plans. However, those plans only set general parameters and accord compensation committees substantial discretion in making awards and establishing performance thresholds year-by-year. Shareholders do not have any mechanism for providing feedback on how these apply to individual pay packages. (Bebchuk & Fried, Pay Without Performance, 2004.)

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in dealing with particular senior executives. Withholding votes from compensation committee members who stand for re-election is insufficient for registering dissatisfaction with the way committees has administered prior-year compensation plans and policies.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 41

Therefore, we urge the Board to allow shareholders a voice on senior executive compensation by establishing an annual referendum process. Such a referendum would provide important information about whether shareholders view senior executive compensation practices, year-by-year, to be in shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

Company Statement

This proposal calls for an annual non-binding stockholder vote to ratify the compensation of the officers named in the Summary Compensation Table. For the reasons stated below, the Board of Directors does not believe the proposal to be necessary or in the best interests of the Company and its stockholders.

The Board’s Compensation Committee, comprised exclusively of independent directors, is responsible for discharging the Board’s responsibility relating to executive compensation. The Committee has designed the Company’s incentive compensation programs to achieve two goals: to effectively align management and stockholder interests and to attract and retain talented and experienced executives. The Company makes complete disclosure of its executive compensation plans. Detailed descriptions of the long-term and short-term incentive compensation programs and related performance goals can be found in the Executive Compensation—Compensation Discussion and Analysis section of this Proxy Statement.

The Board believes that an independent, well informed and experienced committee of the Board of Directors is in the best position to make judgments about the amount and form of executive compensation. In fulfilling its fiduciary duty in setting executive pay, the Compensation Committee considers great amounts of information and advice provided by its independent compensation consultant. Based on this information and advice, the Committee makes numerous complicated and inter-related decisions, all requiring careful balancing of many factors.

The type of advisory vote that this proposal seeks would not, in our view, help the Compensation Committee in fulfilling its duty in setting executive pay because it would not provide the Committee with meaningful information. If implemented, the proposal would require Plum Creek stockholders to vote “yes” or “no” (by voting “For” or “Against”) on the compensation for all Named Executive Officers named in the Summary Compensation Table and the accompanying narrative disclosure. However, the compensation of these senior executives is comprised of several different elements, and a simple “yes” or “no” vote on the whole compensation package would give the Committee no information or guidance about which element or elements stockholders were voting against, or the nature of their specific concerns or objections. Nor would such a vote inform the Committee about whether stockholder concern is focused on the compensation of one or more Named Executive Officers, or the compensation of every Named Executive Officer. In turn, the Committee could only speculate as to the stockholders’ intent.

The Board also believes that there is a far more effective way for stockholders to communicate their views about executive pay or any other matter pertaining to the Company’s affairs. Stockholders can, and do, communicate their views about compensation and other matters directly to the Board of Directors and its committees by means of letters, e-mails and, on occasion, through meetings with management. In addition, stockholders are also able to voice their views by attending the Annual Meeting. In this way, specific concerns are communicated, which provides the Committee and the Board with more meaningful feedback.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS PROPOSAL AND RECOMMENDS THAT YOU VOTE “AGAINST” IT ON THE ENCLOSED PROXY CARD.

42 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

OUTSTANDING CAPITAL STOCK

The common stock of the Company is its only class of voting capital stock. The Company’s common stock is traded on the New York Stock Exchange. The record date for stockholders entitled to vote at the meeting is the close of business on March 10, 2009. At the close of business on that date, the Company had 162,804,208 issued and outstanding shares of common stock, $.01 par value. The closing price of the Company’s common stock on that date was $26.53 per share.

STOCKHOLDER PROPOSALS

The Company anticipates that the next Annual Meeting of stockholders will be held in May of 2010. Any stockholder who desires to submit a proposal for inclusion in the proxy materials related to the next Annual Meeting of stockholders must do so in writing and it must be received at the Company’s principal executive offices on or before November 25, 2009. Any stockholder proposal submitted for inclusion in the Company’s proxy materials must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received at the Company’s principal executive offices not later than March 7, 2010. The Company Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Company Bylaws, not earlier than February 5, 2010, and not later than March 7, 2010. Article II, Section  5 of the Company Bylaws governs submission of matters for presentation at stockholder meetings.

ANNUAL REPORT

This Proxy Statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 2008. Stockholders are referred to such report for financial and other information about the activities of the Company. Except for those pages specifically incorporated into this Proxy Statement, such report is not to be deemed a part of the proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, WITHIN ONE BUSINESS DAY OF RECEIPT OF THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (NOT INCLUDING EXHIBITS TO THE FORM 10-K). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO PLUM CREEK TIMBER COMPANY, INC., INVESTOR RELATIONS, 999 THIRD AVENUE, SUITE 4300, SEATTLE, WASHINGTON, 98104-4096, OR BY TELEPHONE AT (800) 858-5347 IF CALLING WITHIN THE UNITED STATES AND CANADA, OR AT (206) 467-3600 IF CALLING OUTSIDE THE UNITED STATES AND CANADA (CALL COLLECT).

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the following document or portion thereof is incorporated by reference: “Executive Officers of the Registrant” from Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission on February 27, 2009.

OTHER MATTERS

In the event that any matter not described herein is properly presented for a stockholder vote at the meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for stockholder action at the meeting.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | 43

APPENDIX A

Abercrombie & Fitch Co /DE/
Allegheny Energy, Inc
Allegheny Technologies Inc
Allergan Inc
Altera Corp
Ambac Financial Group Inc
American Tower Corp /MA/
Apartment Investment & Management Co
Applera Corp
Autodesk Inc
Bank of New York Mellon Corp
Bard C.R. Inc /NJ/
Bemis Co Inc
Big Lots Inc
Biogen Idec Inc
BJ Services Co
BMC Software Inc
Boston Properties Inc
Broadcom Corp
Brown Forman Corp
CA, Inc.
CB Richard Ellis Group Inc
CenturyTel Inc
Cincinnati Financial Corp
Cintas Corp
Citizens Communications Co
Citrix Systems Inc
Claiborne Liz Inc
Clorox Co /DE/
CME Group Inc.
Coach Inc
Cognizant Technology Solutions Corp
Comerica Inc /NEW/
Commerce Bancorp Inc /NJ/
Compuware Corp
CONSOL Energy Inc
Convergys Corp
Dynegy Inc.
E*TRADE Financial Corp
Ecolab Inc
El Paso Corp /DE
Electronic Arts Inc
ENSCO International Inc
EOG Resources Inc
Equifax Inc
Equity Residential
Expedia, Inc.
Expeditors International of Washington Inc
Fidelity National Information Services, Inc.
First Horizon National Corp
Fiserv Inc

Forest Laboratories Inc
General Growth Properties Inc
Genzyme Corp
Gilead Sciences Inc
H&R Block Inc
Half Robert International Inc /De/
Harman International Industries Inc /De/
Hasbro Inc
Hercules Inc
Hershey Co
Hospira Inc
Host Hotels & Resorts, Inc.
Hudson City Bancorp Inc
Huntington Bancshares Inc /MD
IMS Health Inc
International Flavors & Fragrances Inc
Intuit Inc
Janus Capital Group Inc
JDS Uniphase Corp /CA/
Jones Apparel Group Inc
Juniper Networks Inc
King Pharmaceuticals Inc
KLA-Tencor Corp
Laboratory Corp of America Holdings
Legg Mason Inc
Linear Technology Corp /CA/
LSI Logic Corp
M&T Bank Corp
Manitowoc Co Inc
Marshall & Ilsley Corp /WI/
MBIA Inc
MEMC Electronic Materials Inc
Meredith Corp
MGIC Investment Corp
Microchip Technology Inc
Millipore Corp /MA
Molex Inc
Monster Worldwide Inc
Moodys Corp. /DE/
Mylan Laboratories Inc
Nabors Industries Ltd
National Semiconductor Corp
Network Appliance Inc
New York Times Co
Newmont Mining Corp /DE/
Nicor Inc
Noble Corp
Noble Energy Inc
Northern Trust Corp
Novellus Systems Inc
NVIDIA Corp

NYSE Euronext
Pactiv Corp
Patterson Companies, Inc.
Paychex Inc
Perkinelmer Inc
Pinnacle West Capital Corp
PNC Financial Services Group Inc
Polo Ralph Lauren Corp
Price T Rowe Group Inc
ProLogis
Public Storage, Inc.
Questar Corp
RadioShack Corp
Rockwell Collins Inc
Rowan Companies Inc
SanDisk Corp
Schwab Charles Corp
Scripps E.W. Co /DE
Sealed Air Corp /DE
Sigma-Aldrich Corp
Simon Property Group Inc /DE/
Snap-On Inc
Sovereign Bancorp Inc
Spectra Energy Corp.
St. Jude Medical Inc
Stanley Works
Synovus Financial Corp
Teco Energy Inc
Tellabs Inc
Teradyne Inc
Thermo Fisher Scientific Inc.
Tiffany & Co
Titanium Metals Corp
Torchmark Corp
Transocean Inc
UST Inc
Verisign Inc /CA
Vornado Realty Trust
Vulcan Materials Co
Waters Corp /DE/
Watson Pharmaceuticals Inc
Wendys International Inc
Western Union Co
Windstream Corp
Wm. Wrigley Jr. Co
Wyndham Worldwide Corp
Xilinx Inc
XTO Energy Inc
Zimmer Holdings Inc
Zions Bancorporation /UT/

A-1 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

APPENDIX B

Proposed Amendments to Paragraph A of Article FIFTH of the Certificate of Incorporation:

A.	~~At each annual meeting of stockholders, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors, and each~~Each director ~~so~~ elected at each annual meeting of stockholders shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. ~~Notwithstanding the foregoing, directors in office as of October 9, 2001 shall serve until the expiration of their respective current terms of office in 2002, 2003 or 2004.~~ The Board of Directors shall have the authority, upon the approval and at the direction of a majority of its members, to designate a Nominating Committee and one or more committees, each committee to consist of one or more of the directors of the Corporation as selected by a majority of the members of the Board of Directors. To the extent permitted by law and provided in the resolution authorizing such committee, any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article FOURTH of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, including any Preferred Stock Designation applicable thereto.

During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article FOURTH of this Certificate of Incorporation, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

PLUM CREEK 2009 NOTICE AND PROXY STATEMENT | B-1

APPENDIX C

Proposed Amendments to Paragraph E.2 of Article FOURTH of the Certificate of Incorporation:

2.	Beneficial Owners Required to Provide Information.

(a)	Annual Disclosure. Every Beneficial Owner of more than 3%, or such lower percentages as are then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner, the number of shares of Equity Stock Beneficially Owned by such Beneficial Owner and a description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(b)	Disclosure at the Request of the Corporation. Each Person who is a Beneficial Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit. ~~In addition, the Excluded Holder shall promptly notify the Corporation upon any transfer of Equity Stock.~~

Proposed Amendments to the Following Definitions in Article ELEVENTH of the Certificate of Incorporation:

~~“Excluded Holder” shall mean Mr. John H. Scully, Mr. William J. Patterson and Mr. William E. Oberndorf and their respective Affiliates, collectively.~~

“Ownership Limit” shall mean (~~i) with respect to Persons other than the Excluded Holder (~~a) with respect to the Common Stock, ~~5%~~9.8% of the lesser of (1) the total number of shares of Common Stock outstanding, or (2) the value of the outstanding shares of Common Stock, or (b) with respect to Preferred Stock, ~~5%~~9.8% of the lesser of (1) the total number of shares of Preferred Stock outstanding, or (2) the value of the outstanding shares of Preferred Stock (or such other number or value of Preferred Stock as the Board of Directors may determine in fixing the terms of the Preferred Stock)~~; and (ii) with respect to the Excluded Holder, the Ownership Limit shall be the lesser of 27% of the outstanding Common Stock and the lowest percentage of the outstanding Common Stock either Beneficially Owned or Constructively Owned by the Excluded Holder at any time~~.

C-1 | PLUM CREEK 2009 NOTICE AND PROXY STATEMENT

MAP TO THE WASHINGTON ATHLETIC CLUB

Reprinted with the permission of the Washington Athletic Club

Driving Instructions

Northbound on Interstate Highway 5

Take the Seneca Street Exit

Turn right on Sixth Avenue

Southbound on Interstate Highway 5

Take the Union Street Exit

From Union Street, turn left on Fifth Avenue

Turn left on University Street

Turn left on Sixth Avenue

Westbound on Interstate Highway 90

Merge to Interstate Highway 5 Northbound

Take the Madison Street Exit

Turn left on Madison Street

Turn right on Sixth Avenue

Address

Washington Athletic Club

1325 Sixth Avenue, Seattle,

Washington 98101

•       The Washington Athletic Club is located in downtown Seattle on Sixth Avenue, between Union Street and University Street.

•       Washington Athletic Club Parking is available one block north of the club entrance, just past Union Street on the left.

[Form of Proxy Card]

PLUM CREEK TIMBER COMPANY, INC.

999 THIRD AVENUE, SUITE 4300

SEATTLE, WASHINGTON 98104-4096

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2009, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Plum Creek in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2009, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plum Creek Timber Company, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

[CONTROL NUMBER]

TO VOTE, MARK BLOCKS BELOW IN BLUE		PLMCK1 KEEP THIS PORTION FOR YOUR RECORDS
OR BLACK INK AS FOLLOWS:	☒

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

PLUM CREEK TIMBER COMPANY, INC.	[CONTROL NUMBER]

The Board recommends a vote FOR each nominee listed below:

Proposal 1 ELECTION OF DIRECTORS.		For	Against	Abstain

1a	Rick R. Holley	☐	☐	☐

1b	Robin Josephs	☐	☐	☐

1c	John G. McDonald	☐	☐	☐

1d	Robert B. McLeod	☐	☐	☐

1e	John F. Morgan, Sr.	☐	☐	☐

1f	John H. Scully	☐	☐	☐

1g	Stephen C. Tobias	☐	☐	☐

1h	Martin A. White	☐	☐	☐

The Board recommends a vote FOR Proposal 2:

Proposal 2	For	Against	Abstain
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO ELIMINATE REQUIREMENT OF A PLURALITY VOTE IN DIRECTOR ELECTIONS.	☐	☐	☐

The Board recommends a vote FOR Proposal 3:

Proposal 3	For	Against	Abstain
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE OWNERSHIP LIMIT FROM 5% TO 9.8% PER HOLDER.	☐	☐	☐

The Board recommends a vote FOR Proposal 4:

Proposal 4	For	Against	Abstain
PROPOSAL TO RATIFY APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS FOR 2009.	☐	☐	☐

The Board recommends a vote AGAINST Proposal 5:

Proposal 5	For	Against	Abstain
PROPOSAL RELATING TO ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” each of the nominees for director in Proposal 1; “FOR” with respect to Proposal 2; “FOR” with respect to Proposal 3; “FOR” with respect to Proposal 4; and “AGAINST” with respect to Proposal 5.

For address changes or comments, please check this box and write them on the back where indicated. ☐

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN A REPRESENTATIVE CAPACITY, SIGN NAME AND PROVIDE TITLE.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 6, 2009. The Proxy Statement and Plum Creek’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the 10-K Wrap) are available on Plum Creek’s web site at http://proxy.plumcreek.com, which does not employ the use of “cookies” or other tracking technologies that identify visitors to the site. The Proxy Statement and Annual Report are also available at www.proxyvote.com, where stockholders may vote their proxies over the Internet.

Attending the Meeting in Person. Directions to the location of the Annual Meeting are available on Plum Creek’s web site at http://proxy.plumcreek.com.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors for

the 2009 Annual Meeting of Stockholders, May 6, 2009.

The undersigned acknowledges receipt of (a) the Notice of 2009 Annual Meeting of the Stockholders of Plum Creek Timber Company, Inc. (the “Company”), (b) the accompanying Proxy Statement and (c) the Annual Report of the Company for its fiscal year ended December 31, 2008. Rick R. Holley, David W. Lambert and James A. Kraft, or any one of them, with power of substitution and revocation, are hereby appointed Proxies of the undersigned to vote all stock of the Company which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders to be held at the Washington Athletic Club, located at 1325 Sixth Avenue, Seattle, Washington 98101, on May 6, 2009 at 9:00 a.m., local time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting or any adjournment or postponement thereof.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 2, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 3, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” WITH RESPECT TO PROPOSAL 4, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” WITH RESPECT TO PROPOSAL 5, AND SHARES WILL BE SO VOTED UNLESS OTHERWISE DIRECTED.

YOU MAY ALSO VOTE VIA TELEPHONE OR INTERNET. SEE INSTRUCTIONS ON REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE	Address Changes/Comments:

PLUM CREEK TIMBER COMPANY, INC.
999 THIRD AVENUE, SUITE 4300 SEATTLE, WASHINGTON 98104-4096	(If you noted any address changes above, please check corresponding box on the reverse side).